                                                                     Exhibit 2.7



                          EMPLOYEE MATTERS AGREEMENT

                                    BETWEEN

                            HEWLETT-PACKARD COMPANY

                                      AND

                          AGILENT TECHNOLOGIES, INC.

                                  DATED AS OF

                               NOVEMBER 1, 1999
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                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS................................................................................    1
     1.1    Affiliate................................................................................    1
     1.2    Agilent..................................................................................    1
     1.3    Agilent Business.........................................................................    2
     1.4    Agilent Employee.........................................................................    2
     1.5    Agilent Group............................................................................    2
     1.6    Agilent Master Trust.....................................................................    2
     1.7    Agilent Stock Value......................................................................    2
     1.8    Agilent Terminated Employee..............................................................    2
     1.9    Agilent Transferred Employee.............................................................    3
     1.10   Agilent WCP Claims.......................................................................    3
     1.11   Agreement................................................................................    3
     1.12   Ancillary Agreements.....................................................................    3
     1.13   ASO Contracts............................................................................    3
     1.14   Benefits Committee.......................................................................    3
     1.15   Cash Profit Sharing Program..............................................................    3
     1.16   COBRA....................................................................................    4
     1.17   Code.....................................................................................    4
     1.18   DCR Plan.................................................................................    4
     1.19   Distribution.............................................................................    4
     1.20   Distribution Date........................................................................    4
     1.21   DOL......................................................................................    4
     1.22   DPSP.....................................................................................    4
     1.23   DPSP Transfer Date.......................................................................    4
     1.24   ERISA....................................................................................    4
     1.25   Excess Benefit Plan......................................................................    4
     1.26   Excluded Options.........................................................................    4
     1.27   Executive Deferred Compensation Plan.....................................................    4
     1.28   Flexible Benefits Plan...................................................................    5
     1.29   FMLA.....................................................................................    5
     1.30   Food Subsidy Programs....................................................................    5
     1.31   Foreign Plan.............................................................................    5
     1.32   Fringe Benefits..........................................................................    5
     1.33   FTO......................................................................................    5
     1.34   General Assignment and Assumption Agreement..............................................    5
     1.35   Group Insurance Policies.................................................................    5
     1.36   Group Trust..............................................................................    5
     1.37   GUL......................................................................................    5
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     1.38   HCFA.....................................................................................    5
     1.39   HCR Plan.................................................................................    6
     1.40   Health and Welfare Plans.................................................................    6
     1.41   Health Plans.............................................................................    6
     1.42   HMO......................................................................................    6
     1.43   HMO Agreements...........................................................................    6
     1.44   HP.......................................................................................    6
     1.45   HP Employee..............................................................................    6
     1.46   HP Group.................................................................................    6
     1.47   HP GUL Transfer Date.....................................................................    6
     1.48   HP L-T Care Plan Transfer Date...........................................................    7
     1.49   HP Master Trust..........................................................................    7
     1.50   HP Stock Value...........................................................................    7
     1.51   HP Terminated Employee...................................................................    7
     1.52   HP WCP...................................................................................    7
     1.53   Income Protection Plan...................................................................    7
     1.54   IPO......................................................................................    7
     1.55   IPO Closing Date.........................................................................    7
     1.56   IPO Registration Statement...............................................................    7
     1.57   IRG......................................................................................    7
     1.58   IRS......................................................................................    7
     1.59   L-T Care Plan............................................................................    7
     1.60   Leave of Absence Programs................................................................    8
     1.61   Legally Permissible......................................................................    8
     1.62   Liabilities..............................................................................    8
     1.63   Local Agreement..........................................................................    8
     1.64   Material Feature.........................................................................    8
     1.65   Non-Qualified Plans......................................................................    8
     1.66   Non-U.S. Plan............................................................................    8
     1.67   Option...................................................................................    9
     1.68   Outsource................................................................................    9
     1.69   Participating Company....................................................................    9
     1.70   Payroll Date.............................................................................    9
     1.71   PBGC.....................................................................................    9
     1.72   Person...................................................................................    9
     1.73   Plan.....................................................................................    9
     1.74   Post-Employment Programs.................................................................    9
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     1.75   Premium Plan.........................................................................................     9
     1.76   QDRO.................................................................................................     9
     1.77   QMCSO................................................................................................    10
     1.78   Rabbi Trust..........................................................................................    10
     1.79   Ratio................................................................................................    10
     1.80   Record Date..........................................................................................    10
     1.81   Redeployment/Alternate Offer Program.................................................................    10
     1.82   Restricted Stock.....................................................................................    10
     1.83   Retirement Plans.....................................................................................    10
     1.84   RP...................................................................................................    10
     1.85   RP Transfer Date.....................................................................................    10
     1.86   SEC..................................................................................................    10
     1.87   Separation...........................................................................................    11
     1.88   Separation Agreement.................................................................................    11
     1.89   Separation Date......................................................................................    11
     1.90   Stock Plan...........................................................................................    11
     1.91   Stock Purchase Plan..................................................................................    11
     1.92   Subsidiary...........................................................................................    11
     1.93   Survivor Protection Plan.............................................................................    11
     1.94   Tax Sharing Agreement................................................................................    11
     1.95   TAXCAP...............................................................................................    12
     1.96   Transition Period....................................................................................    12
     1.97   Unemployment Insurance Program.......................................................................    12
     1.98   Variable Pay Plan....................................................................................    12
     1.99   VEBA.................................................................................................    12
     1.100  VEBA Transfer Date...................................................................................    12
     1.101  Voluntary Severance Incentive Plan...................................................................    12

ARTICLE II GENERAL PRINCIPLES....................................................................................    13
     2.1    Assumption of Agilent Liabilities....................................................................    13
     2.2    Establishment of Agilent Plans.......................................................................    13
     2.3    Agilent's Participation in HP Plans..................................................................    14
     2.4    Terms of Participation by Agilent Transferred Employees in Agilent Plans.............................    15
     2.5    Allocation of Costs and Expenses.....................................................................    16
     2.6    Benefits Committee and Dispute Resolution............................................................    16
     2.7    Foreign Plans........................................................................................    16
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ARTICLE III DEFINED BENEFIT PLAN.................................................................................    17
     3.1    Establishment of Group Trust and Master RP Trust.....................................................    17
     3.2    Assumption of RP Liabilities and Allocation of Interests in the Group Trust..........................    17
     3.3    No Distributions to Agilent Transferred Employees....................................................    18

ARTICLE IV DEFINED CONTRIBUTION PLANS............................................................................    19
     4.1    TAXCAP...............................................................................................    19
     4.2    DPSP.................................................................................................    20

ARTICLE V NON-QUALIFIED AND OTHER PLANS..........................................................................    21
     5.1    Excess Benefit Plan..................................................................................    21
     5.2    Executive Deferred Compensation Plan.................................................................    21
     5.3    Officers Early Retirement Plan.......................................................................    22
     5.4    IRG..................................................................................................    22

ARTICLE VI HEALTH AND WELFARE PLANS..............................................................................    23
     6.1    VEBA Asset Transfers.................................................................................    23
     6.2    Assumption of Health and Welfare Plan Liabilities....................................................    24
     6.3    Claims for Health and Welfare Plans..................................................................    24
     6.4    Post-Distribution Transitional Arrangements..........................................................    25
     6.5    Vendor Arrangements..................................................................................    26
     6.6    Group Long-Term Care Plan Asset Transfer.............................................................    26
     6.7    Group Universal Life: Group Universal Life Insurance Program Cash Value and Reserve Transfers........    26
     6.8    IPP/State Voluntary Disability Plans.................................................................    27
     6.9    Business Travel Accident Insurance...................................................................    27
     6.10   Flexible Benefits Plan...............................................................................    27
     6.11   Redeployment/Alternate Offer Program.................................................................    28
     6.12   COBRA................................................................................................    28
     6.13   Leave of Absence Programs and FMLA...................................................................    28
     6.14   Post-Employment Programs.............................................................................    29
     6.15   HP Workers' Compensation Program.....................................................................    29

ARTICLE VII EQUITY AND OTHER COMPENSATION........................................................................    32
     7.1    HP Variable Pay Plan.................................................................................    32
     7.2    HP Options and Stock Appreciation Rights.............................................................    32
     7.3    HP Restricted Stock..................................................................................    33
     7.4    Stock Purchase Plan..................................................................................    34
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     7.5    Stock Service Award Program..........................................................................    34
     7.6    Cash Profit Sharing Program..........................................................................    34

ARTICLE VIII FRINGE AND OTHER BENEFITS...........................................................................    36
     8.1    Employee Assistance Program..........................................................................    36
     8.2    Educational Assistance Program.......................................................................    36
     8.3    Adoption Assistance Program..........................................................................    36
     8.4    Cafeteria and Related Subsidies......................................................................    36
     8.5    Credit Union.........................................................................................    37
     8.6    Employee Product Discounts...........................................................................    37
     8.7    Employee Scholarship Program.........................................................................    37
     8.8    Recreational Properties..............................................................................    37
     8.9    HP-Owned and Operated Aircraft.......................................................................    37
     8.10   HP-Owned Cars........................................................................................    37
     8.11   Other Benefits.......................................................................................    38

ARTICLE IX ADMINISTRATIVE PROVISIONS.............................................................................    39
     9.1    Additional Service Level Agreements..................................................................    39
     9.2    Payment of Liabilities, Plan Expenses and Related Matters............................................    39
     9.3    Sharing of Participant Information...................................................................    39
     9.4    Reporting and Disclosure Communications to Participants..............................................    40
     9.5    Audits Regarding Vendor Contracts....................................................................    40
     9.6    Employee Identification Numbers......................................................................    40
     9.7    Beneficiary Designations.............................................................................    40
     9.8    Requests for IRS and DOL Opinions....................................................................    40
     9.9    Fiduciary Matters....................................................................................    41
     9.10   Consent of Third Parties.............................................................................    41
     9.11   World Wide Web.......................................................................................    41
     9.12   Tax Cooperation......................................................................................    41

ARTICLE X EMPLOYMENT-RELATED MATTERS.............................................................................    42
     10.1   Terms of Agilent Employment..........................................................................    42
     10.2   HR Data Support Systems..............................................................................    42
     10.3   Non-Solicitation of Employees........................................................................    42
     10.4   Employment of Employees with U.S. Work Visas.........................................................    42
     10.5   Confidentiality and Proprietary Information..........................................................    42
     10.6   FTO..................................................................................................    43
     10.7   Accrued Payroll, Bonuses, Profit Sharing and Commissions.............................................    43
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     10.8   Payroll and Withholding..............................................................................    43
     10.9   Personnel and Pay Records............................................................................    44
     10.10  Unemployment Insurance Program.......................................................................    44
     10.11  Non-Termination of Employment; No Third-Party Beneficiaries..........................................    44
     10.12  Employment Litigation................................................................................    45

ARTICLE XI GENERAL PROVISIONS....................................................................................    46
     11.1   Effect if Payroll, Separation, IPO and/or Distribution Does Not Occur................................    46
     11.2   Relationship of Parties..............................................................................    46
     11.3   Affiliates...........................................................................................    46
     11.4   Incorporation of Separation Agreement Provisions.....................................................    46
     11.5   Governing Law........................................................................................    46
     11.6   Severability.........................................................................................    46
     11.7   Amendment............................................................................................    47
     11.8   Termination..........................................................................................    47
     11.9   Conflict.............................................................................................    47
     11.10  Counterparts.........................................................................................    47
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SCHEDULE 1.41 HEALTH AND WELFARE PLANS...............................................................    i

SCHEDULE 6.1(a)(ii) ACTUARIAL ASSUMPTIONS FOR HP VEBA INCOME PROTECTION PLAN LIABILITIES.............   ii

SCHEDULE 6.1(a)(iii) ACTUARIAL ASSUMPTIONS FOR HP VEBA SURVIVOR PROTECTION PLAN LIABILITIES..........  iii

SCHEDULE 6.5(a) THIRD PARTY ASO CONTRACTS............................................................   iv

SCHEDULE 6.5(b) GROUP INSURANCE POLICIES.............................................................    v

SCHEDULE 6.5(c) THIRD PARTY HMO CONTRACTS............................................................   vi

SCHEDULE 6.6(a) ASSUMPTIONS FOR HP LONG-TERM CARE PLAN LIABILITIES...................................  vii

SCHEDULE 6.15(d) WCP CLAIMS ACCRUED LIABILITIES ALLOCATION........................................... viii

SCHEDULE 7.2(c) OPTIONS HELD BY CERTAIN NON-U.S. AGILENT TRANSFERRED EMPLOYEES.......................   ix

SCHEDULE 8.11 FRINGE BENEFITS........................................................................  xii

SCHEDULE 10.12(a) EMPLOYMENT LITIGATION TRANSFERRED CLAIMS........................................... xiii

SCHEDULE 10.12(b) EMPLOYMENT LITIGATION JOINTLY DEFEND CLAIMS........................................  xiv
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

                          EMPLOYEE MATTERS AGREEMENT

     This EMPLOYEE MATTERS AGREEMENT (this "Agreement") is entered into on November 1, 1999, between Hewlett-Packard Company ("HP"), a Delaware corporation, and Agilent Technologies, Inc. ("Agilent"), a Delaware corporation. Capitalized terms used herein (other than the formal names of HP Plans (as defined below) and related trusts of HP) and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, the Board of Directors of HP has determined that it is in the best interests of HP and its shareholders to separate HP's existing businesses into two (2) independent businesses, HP and the Agilent Business;

     WHEREAS, in furtherance of the foregoing, HP and Agilent have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters;

     WHEREAS, the foreign subsidiaries of Agilent and HP, as applicable, have or will enter into separate agreements to specify the terms under which HP and Agilent agree to allocate between them all assets, liabilities and responsibilities relating to, and arising from Foreign Plans and certain employment matters ("Local Agreements"); and

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

     1.1  Affiliate. "Affiliate" means, with respect to HP, any entity in which
          ---------
HP holds a fifty percent (50%) or less ownership (as listed on Schedule 7.1(a) of the Separation Agreement), and with respect to Agilent, any entity in which Agilent holds a fifty percent (50%) or less ownership (as listed on Schedule 7.1(b) of the Separation Agreement).

     1.2  Agilent. "Agilent" means Agilent Technologies, Inc., a Delaware
          -------
corporation. In all such instances in which Agilent is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Agilent Group, unless it specifically provides otherwise; Agilent shall be solely responsible to HP for ensuring that each member of the Agilent Group complies with the applicable terms of this Agreement.

     1.3  Agilent Business. "Agilent Business" means (a) the business and
          ----------------
operations of the business entities of HP currently known under the following names, as described in the IPO Registration Statement and as such business and operations will continue following the Separation Date: (i) the Test and Measurement Organization, (ii) the Semiconductor Products Group, (iii) the Chemical Analysis Group, (iv) the Healthcare Solutions Group, (v) a portion of HP Labs, and (vi) any related infrastructure organizations, and (b) except as otherwise expressly provided in the General Assignment and Assumption Agreement, any terminated, divested, or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Agilent Business as then conducted.

     1.4  Agilent Employee. "Agilent Employee" means any individual who is: (a)
          ----------------
either actively employed by, or on leave of absence from, the Agilent Group on the Payroll Date; (b) either actively employed by, or on leave of absence from, the HP Group as either part of a work group or organization, or common support function that, at any time after the Payroll Date and before the Distribution Date, moves to the employ of the Agilent Group from the employ of the HP Group;
(c) an Agilent Terminated Employee; (d) employed by the Agilent Group; (e) any other employee or group of employees designated as Agilent Employees (as of the specified date) by HP and Agilent by mutual agreement; or (f) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 1.4(a) through (e) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered an Agilent Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is an Agilent Employee by virtue of Subsections 1.4(a) through (e)).

     1.5  Agilent Group. "Agilent Group" means Agilent and each Subsidiary and
          -------------
Affiliate of Agilent as of the Payroll Date, or that is contemplated to be a Subsidiary or Affiliate of Agilent after the Payroll Date pursuant to the Non-U.S. Plan other than any Subsidiary or Affiliate that is contemplated not to be controlled by Agilent pursuant to the Non-U.S. Plan.

     1.6  Agilent Master Trust. "Agilent Master Trust" is defined in Subsection
          --------------------
3.1(b).

     1.7  Agilent Stock Value. "Agilent Stock Value" means the opening per-share
          -------------------
price of Agilent common stock as listed on the NYSE or Nasdaq, as applicable, on the first trading day after the Distribution Date.

     1.8  Agilent Terminated Employee. "Agilent Terminated Employee" means any
          ---------------------------
individual who is: (a) a former employee of the HP Group who was terminated from the Agilent Business on or before the Payroll Date; or (b) a former employee of the Agilent Group. Notwithstanding the foregoing, "Agilent Terminated Employee" shall not, unless otherwise

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expressly provided to the contrary in this Agreement, include: (a) an individual who is an HP Employee at the Distribution Date; or (b) an individual who is otherwise an Agilent Terminated Employee, but who is subsequently employed by the HP Group prior to the Distribution Date.

     1.9  Agilent Transferred Employee. "Agilent Transferred Employee" means any
          ----------------------------
individual who, as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, the Agilent Group; (b) an Agilent Terminated Employee; (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsection 1.9(a) or (b) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered an Agilent Transferred Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is an Agilent Transferred Employee by virtue of Subsection 1.9(a) or (b)); or (d) an employee or group of employees designated by HP and Agilent, by mutual agreement, as Agilent Transferred Employees. An employee may be an Agilent Transferred Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to an HP Plan, and regardless of whether, as of the Distribution Date, such employee is then receiving any benefits from an HP Plan.

     1.10 Agilent WCP Claims. "Agilent WCP Claims" is defined in Subsection
          ------------------
6.15(a)(i).

     1.11 Agreement. "Agreement" means this Employee Matters Agreement,
          ---------
including all the Addendums, Schedules and Exhibits hereto, and all amendments made hereto from time to time.

     1.12 Ancillary Agreements. "Ancillary Agreements" means all of the
          --------------------
underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation Agreement.

     1.13 ASO Contracts. "ASO Contracts" is defined in Subsection 6.5(a) and the
          -------------
Schedule 6.5(a).

     1.14 Benefits Committee. "Benefits Committee" means the benefits committee
          ------------------
established pursuant to Section 2.6.

     1.15 Cash Profit Sharing Program. "Cash Profit Sharing Program," when
          ---------------------------
immediately preceded by "HP," means the HP Cash Profit Sharing Program. When immediately preceded by "Agilent," "Cash Profit Sharing Program" means the cash profit sharing program to be established by Agilent pursuant to Sections 2.2 and
7.6 that corresponds to the HP Cash Profit Sharing Plan.

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     1.16  COBRA. "COBRA" means the continuation coverage requirements for
           -----
"group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     1.17  Code. "Code" means the Internal Revenue Code of 1986, as amended from
           ----
time to time.

     1.18  DCR Plan. "DCR Plan," when immediately preceded by "HP," means the HP
           --------
Dependent Care Reimbursement Plan. When immediately preceded by "Agilent," "DCR Plan" means the dependent care reimbursement plan to be established by Agilent pursuant to Sections 2.2 and 6.10 that corresponds to the HP DCR Plan.

     1.19  Distribution. "Distribution" means HP's pro rata distribution to the
           ------------
holders of its common stock, $0.01 par value, several months following the IPO, of all the shares of Agilent common stock owned by HP.

     1.20  Distribution Date. "Distribution Date" means the date that the
           -----------------
Distribution is effective.

     1.21  DOL. "DOL" means the United States Department of Labor.
           ---

     1.22  DPSP. "DPSP," when immediately preceded by "HP," means the HP
           ----
Deferred Profit-Sharing Plan, a defined contribution plan. When immediately preceded by "Agilent," "DPSP" means the profit-sharing plan to be established by Agilent pursuant to Sections 2.2 and 4.2 and that corresponds to the HP DPSP.

     1.23  DPSP Transfer Date. "DPSP Transfer Date" is defined in Subsection
           ------------------
4.2(e)(ii).

     1.24  ERISA. "ERISA" means the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

     1.25  Excess Benefit Plan. "Excess Benefit Plan," when immediately preceded
           -------------------
by "HP," means the HP Excess Benefit Retirement Plan. When immediately preceded by "Agilent," "Excess Benefit Plan" means the non-qualified supplemental excess benefit retirement plan to be established by Agilent pursuant to Sections 2.2 and 5.1 that corresponds to the HP Excess Benefit Plan.

     1.26  Excluded Options.  "Excluded Options" is defined in Section 7.2(b).
           ----------------

     1.27  Executive Deferred Compensation Plan. "Executive Deferred
           ------------------------------------
Compensation Plan," when immediately preceded by "HP," means the HP Executive Deferred Compensation Plan. When immediately preceded by "Agilent," "Executive Deferred Compensation Plan" means the deferred compensation plan to be established by Agilent pursuant to Sections 2.2 and 5.2 that corresponds to the HP Executive Deferred Compensation Plan.

     1.28  Flexible Benefits Plan. "Flexible Benefits Plan," when immediately
           ----------------------
preceded by "HP," means the HP Premium Plan, the HP HCR Plan, and the HP DCR Plan. When immediately preceded by "Agilent," Flexible Benefits Plan means the Agilent Premium Plan, the Agilent HCR Plan, and the Agilent DCR Plan to be established by Agilent pursuant to Sections 2.2 and 6.10 that correspond to the respective HP Flexible Benefits Plan.

     1.29  FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as
           ----
amended from time to time.

     1.30  Food Subsidy Programs. "Food Subsidy Programs" is defined in Section
           ---------------------
8.4.

     1.31  Foreign Plan. "Foreign Plan," when immediately preceded by "HP,"
           ------------
means a Plan maintained by the HP Group for the benefit of its employees outside the U.S. When immediately preceded by "Agilent," "Foreign Plan" means a Plan to be established by Agilent for the benefit of its employees outside the U.S.

     1.32  Fringe Benefits. "Fringe Benefits," when immediately preceded by "HP"
           ---------------
means the HP employee assistance program, the educational assistance program and other fringe benefits, plans, programs and arrangements sponsored and maintained by HP (as set forth in Article VIII and the Schedule attached thereto). When immediately preceded by "Agilent," "Fringe Benefits" means the fringe benefits, plans, programs and arrangements to be established by Agilent pursuant to
Section 2.2 and Article VIII that correspond to the respective HP Fringe
Benefits.

     1.33  FTO. "FTO," when immediately preceded by "HP," means the HP Flexible
           ---
Time Off Policy. When immediately preceded by "Agilent," "FTO" means the Agilent flexible time off policy to be established by Agilent pursuant to Sections 2.2 and 10.6 that corresponds to the HP FTO Policy.

     1.34  General Assignment and Assumption Agreement. "General Assignment and
           -------------------------------------------
Assumption Agreement" means the Ancillary Agreement which is Exhibit C to the Separation Agreement.

     1.35  Group Insurance Policies. "Group Insurance Policies" is defined in
           ------------------------
Subsection 6.5(b) and the Schedule thereto.

     1.36  Group Trust. "Group Trust" is defined in Subsection 3.1(a).
           -----------

     1.37  GUL. "GUL," when immediately preceded by "HP," means the HP Group
           ---
Universal Life Insurance Program. When immediately preceded by "Agilent," "GUL" means the group universal life insurance program to be established by Agilent pursuant to Sections 2.2 and 6.7 that corresponds to the HP GUL.

     1.38  HCFA. "HCFA" means the United States Health Care Financing
           ----
Administration.

     1.39  HCR Plan. "HCR Plan," when immediately preceded by "HP," means the HP
           --------
Health Care Reimbursement Plan. When immediately preceded by "Agilent," "HCR Plan" means the health care reimbursement plan to be established by Agilent pursuant to Sections 2.2 and 6.10 that corresponds to the HP HCR Plan.

     1.40  Health and Welfare Plans. "Health and Welfare Plans," when
           ------------------------
immediately preceded by "HP," means the HP Health Plans, the HP Flexible Benefit Plan, and the health and welfare plans listed on Schedule 1.40 established and maintained by HP for the benefit of employees and retirees of the HP Group, and such other welfare plans or programs as may apply to such employees and retirees as of the Distribution Date. When immediately preceded by "Agilent," "Health and Welfare Plans" means the Agilent Health Plans, the Agilent Flexible Benefit Plan, and the health and welfare plans to be established by Agilent pursuant to
Section 2.2 and Article VI that correspond to the respective HP Health and Welfare Plans.

     1.41  Health Plans. "Health Plans," when immediately preceded by "HP,"
           ------------
means the Medical Plan Option A, Medical Plan Option B, HMO, Regular Dental Plan, Dental Plan II, Community Dental Network ("CDN") (available in San Diego, California only), Continued Group Medical and SeniorMed Programs, and any similar or successor plans, programs or arrangements. When immediately preceded by "Agilent," "Health Plans" means the health plans, programs and arrangements to be established by Agilent pursuant to Section 2.2 and Article VI that correspond to the respective HP Health Plans.

     1.42  HMO. "HMO" means a health maintenance organization that provides
           ---
benefits under the HP Health Plans or the Agilent Health Plans.

     1.43  HMO Agreements. "HMO Agreements" is defined in Subsection 6.5(c) and
           --------------
Schedule 6.5(c).

     1.44  HP. "HP" means Hewlett-Packard Company, a Delaware corporation. In
           --
all such instances in which HP is referred to in this Agreement, it shall also be deemed to include a reference to each member of the HP Group, unless it specifically provides otherwise; HP shall be solely responsible to Agilent for ensuring that each member of the HP Group complies with the applicable terms of this Agreement.

     1.45  HP Employee. "HP Employee" means an individual who, on the
           -----------
Distribution Date, is: (a) either actively employed by, or on leave of absence from, the HP Group; (b) an HP Terminated Employee; or (c) an employee or group of employees designated as HP Employees by HP and Agilent, by mutual agreement.

     1.46  HP Group. "HP Group" means HP and each Subsidiary and Affiliate of HP
           --------
(or any predecessor organization thereof).

     1.47  HP GUL Transfer Date. "HP GUL Transfer Date" is defined in Subsection
           --------------------
6.7(c)(iii).

     1.48  HP L-T Care Plan Transfer Date. "HP L-T Care Plan Transfer Date" is
           ------------------------------
defined in Subsection 6.6(b)(ii).

     1.49  HP Master Trust. "HP Master Trust" is defined in Subsection 3.1(c).
           ---------------

     1.50  HP Stock Value. "HP Stock Value" means the closing per-share price of
           --------------
HP common stock as listed on the NYSE on the last trading day before the Distribution Date.

     1.51  HP Terminated Employee. "HP Terminated Employee" means any individual
           ----------------------
who is a former employee of the HP Group and who, on the Distribution Date, is not an Agilent Transferred Employee.

     1.52  HP WCP. "HP WCP" means the HP Workers' Compensation Program,
           ------
comprised of the various arrangements established by a member of the HP Group to comply with the workers' compensation requirements of the states in which the HP Group conducts business.

     1.53  Income Protection Plan. "Income Protection Plan" or "IPP," when
           ----------------------
immediately preceded by "HP," means the HP Income Protection Plan for short-term and long-term disabilities which is offered through the HP Employee Benefits Organization Trust (or, where an employee works in a state that offers a statutory state disability plan, then "Income Protection Plan" refers to the alternative voluntary state disability plan offered under the Income Protection
Plan). When immediately preceded by "Agilent," "Income Protection Plan" or "IPP" means the Income Protection Plan to be established by Agilent pursuant to
Section 2.2 and Article VI that corresponds to the HP IPP Plan.

     1.54  IPO. "IPO" means the initial public offering of Agilent common stock
           ---
pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended.

     1.55  IPO Closing Date. "IPO Closing Date" means the closing of the IPO
           ----------------
which is currently scheduled to occur prior to December 31, 1999.

     1.56  IPO Registration Statement. "IPO Registration Statement" means the
           --------------------------
registration statement on Form S-1 pursuant to the Securities Act of 1933 as amended, to be filed with the SEC registering the shares of common stock of Agilent to be issued in the IPO, together with all amendments thereto.

     1.57  IRG. "IRG," when immediately preceded by "HP," means the HP
           ---
International Retirement Guaranty. When immediately preceded by "Agilent," "IRG" means the international retirement guarantee program to be established by Agilent pursuant to Sections 2.2 and 5.4.

     1.58  IRS. "IRS" means the United States Internal Revenue Service.
           ---

     1.59  L-T Care Plan. "L-T Care Plan," when immediately preceded by "HP,"
           -------------
means the HP Group Long-Term Care Plan. When immediately preceded by "Agilent," "L-T Care Plan" means the group long-term care plan to be established by Agilent pursuant to Sections 2.2 and 6.6 that corresponds to the HP L-T Care Plan.

     1.60  Leave of Absence Programs. "Leave of Absence Programs," when
           -------------------------
immediately preceded by "HP," means the personal, medical, military and FMLA leave offered from time to time under the personnel policies and practices of HP. When immediately preceded by "Agilent," "Leave of Absence Programs" means the leave of absence programs to be established by Agilent pursuant to Sections
2.2 and 6.13 that correspond to the respective HP Leave of Absence Programs.

     1.61  Legally Permissible. "Legally Permissible" is defined in Subsection
           -------------------
6.15(a)(iv).

     1.62  Liabilities. "Liabilities" means all debts, liabilities, guarantees,
           -----------
assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto. "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

     1.63  Local Agreement.  "Local Agreement" is defined in Section 2.7.
           ---------------

     1.64  Material Feature. "Material Feature" means any feature of a Plan that
           ----------------
could reasonably be expected to be of material importance to the sponsoring employer or the participants (or their dependents or beneficiaries) (in the aggregate) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan.

     1.65  Non-Qualified Plans. "Non-Qualified Plans" when immediately preceded
           -------------------
by "HP," means the HP Excess Benefit Plan, the HP Executive Deferred Compensation Plan, and the HP Officers Early Retirement Plan. When immediately preceded by "Agilent," "Non-Qualified Plan" means the deferred compensation and excess benefit plans, programs, or arrangements to be established by Agilent pursuant to Section 2.2 and Article V.

     1.66  Non-U.S. Plan.  "Non-U.S. Plan" means the local transfer agreements,
           -------------
assignments, assumptions, novations and other documents executed by the foreign subsidiaries of HP and Agilent as shall be necessary to carry out the plan of reorganization described in Exhibit M to the Separation Agreement to effect the purposes of the Separation Agreement with respect to HP and Agilent's respective operations outside the U.S.

     1.67  Option. "Option," when immediately preceded by "HP," means an option
           ------
to purchase HP common stock pursuant to a Stock Plan. When immediately preceded by "Agilent," "Option" means an option to purchase Agilent common stock pursuant to a Stock Plan.

     1.68  Outsource. "Outsource" is defined in Subsections 6.3(b) and
           ---------
6.15(a)(iii) for purposes of each such respective section.

     1.69  Participating Company. "Participating Company" means: (a) HP; (b) any
           ---------------------
Person (other than an individual) that HP has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by HP; or (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

     1.70  Payroll Date. "Payroll Date" means November 1, 1999, or such later
           ------------
date on which Agilent Employees are first added to Agilent's U.S. payroll.

     1.71  PBGC.  "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

     1.72  Person. "Person" means an individual, a partnership, a corporation, a
           ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

     1.73  Plan. "Plan," means any plan, policy, program, payroll practice,
           ----
arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of HP or Agilent.

     1.74  Post-Employment Programs. "Post-Employment Programs," when
           ------------------------
immediately preceded by "HP," means the HP Continued Group Medical, HP SeniorMed, and HP Retiree Life Programs that permit certain retirees and former employees of the HP Group, and their eligible spouses, domestic partners, and dependents to continue to receive coverage and benefits under certain HP Health and Welfare Plans (other than dental plans) for a designated period of time. When immediately preceded by "Agilent," "Post-Employment Programs" means such continuation programs to be established by Agilent pursuant to Sections 2.2 and
6.14 that correspond to the HP Post-Employment Programs.

     1.75  Premium Plan. "Premium Plan," when immediately preceded by "HP,"
           ------------
means the HP Medical/Dental Pre-Tax Premium Plan. When immediately preceded by "Agilent," "Premium Plan" means the medical/dental pre-tax premium plan to be established by Agilent pursuant to Sections 2.2 and 6.10 that corresponds to the HP Premium Plan.

     1.76  QDRO. "QDRO" means a domestic relations order which qualifies under
           ----
Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any of the HP Retirement Plans.

     1.77  QMCSO. "QMCSO" means a medical child support order which qualifies
           -----
under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

     1.78  Rabbi Trust. "Rabbi Trust," when immediately preceded by "HP," means
           -----------
the rabbi trust established for purposes of holding assets under the HP Executive Deferred Compensation Plan. When immediately preceded by "Agilent," "Rabbi Trust" means the grantor trust to be established by Agilent pursuant to
Section 5.2 that corresponds to the HP Rabbi Trust.

     1.79  Ratio. "Ratio" means the ratio determined by dividing the Agilent
           -----
Stock Value by the HP Stock Value.

     1.80  Record Date. "Record Date" means the close of business on the date to
           -----------
be determined by the Board of Directors of HP as the record date for determining the stockholders of HP entitled to receive shares of common stock of Agilent in the Distribution.

     1.81  Redeployment/Alternate Offer Program. "Redeployment/Alternate Offer
           ------------------------------------
Program," when immediately preceded by "HP," means the HP Redeployment/Alternate Offer Program. When immediately preceded by "Agilent," "Redeployment/Alternate Offer Program" means the redeployment/alternate offer program to be established by Agilent pursuant to Sections 2.2 and 6.11 that corresponds to the HP Redeployment/Alternate Offer Program.

     1.82  Restricted Stock. "Restricted Stock" when immediately preceded by
           ----------------
"HP," means shares of HP common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to an HP Stock Plan. When immediately preceded by "Agilent," "Restricted Stock" means shares of Agilent common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to an Agilent Stock Plan.

     1.83  Retirement Plans. "Retirement Plans," when immediately preceded by
           ----------------
"HP," means the HP TAXCAP, the HP DPSP and the HP RP. When immediately preceded by "Agilent," "Retirement Plans" means all defined contribution and defined benefit plans to be established by Agilent pursuant to Section 2.2, and Articles III and IV that correspond to the respective HP Retirement Plan.

     1.84  RP. "RP," when immediately preceded by "HP," means the HP Retirement
           --
Plan, a defined benefit plan. When immediately preceded by "Agilent," "RP" means the defined benefit plan to be established by Agilent pursuant to Section 2.2 and Article III that corresponds to the HP RP.

     1.85  RP Transfer Date. "RP Transfer Date" is defined in Subsection
           ----------------
3.2(b)(iv).

     1.86  SEC. "SEC" means the United States Securities and Exchange
           ---
Commission.

     1.87  Separation. "Separation" means the contribution and transfer from HP
           ----------
to Agilent, and Agilent's receipt and assumption of, directly or indirectly, substantially all of the assets and liabilities (as defined in Section 1.3 of the General Assignment and Assumption Agreement) currently associated with the Agilent Business and the stock, investments or similar interests currently held by HP in subsidiaries and other entities that conduct such business.

     1.88  Separation Agreement. "Separation Agreement" means the Master
           --------------------
Separation and Distribution Agreement of which this is an Exhibit thereto.

     1.89  Separation Date. "Separation Date" means the effective date and time
           ---------------
of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation which shall be 12:01 a.m., Pacific Time, November 1, 1999, or such other date as may be fixed by the Board of Directors of HP.

     1.90  Stock Plan. "Stock Plan," when immediately preceded by "HP," means
           ----------
any plan, program or arrangement, other than the Stock Purchase Plan, pursuant to which employees and other service providers hold Options, HP Restricted Stock, or other HP equity incentives. When immediately preceded by "Agilent," "Stock Plan" means substantially similar plans, programs or arrangements to be established by Agilent pursuant to Section 2.2 and Article VII.

     1.91  Stock Purchase Plan. "Stock Purchase Plan," when immediately preceded
           -------------------
by "HP," means the HP Employee Stock Purchase Plan. When immediately preceded by "Agilent," "Stock Purchase Plan" means the employee stock purchase plan to be established by Agilent pursuant to Sections 2.2 and 7.4 that corresponds to the HP Stock Purchase Plan.

     1.92  Subsidiary. "Subsidiary" means, with respect to any specified Person,
           ----------
any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless the context otherwise requires, reference to HP and its Subsidiaries shall not include the subsidiaries of HP that will be transferred to Agilent after giving effect to the Separation, including the actions taken pursuant to the Non-U.S. Plans.

     1.93  Survivor Protection Plan. "Survivor Protection Plan," when
           ------------------------
immediately preceded by "HP," means the HP Accidental Death and Dismemberment ("AD&D") Plan, the HP LIFE Insurance Plan, the HP Retiree Survivor's Benefit Plan, and any other similar or successor programs, plans or arrangements. When immediately preceded by "Agilent," "Survivor Protection Plan" means the life insurance programs, plans and arrangements to be established by Agilent pursuant to Section 2.2 that correspond to the HP Survivor Protection Plan.

     1.94  Tax Sharing Agreement. "Tax Sharing Agreement" means the Ancillary
           ---------------------
Agreement which is Exhibit F to the Separation Agreement.

     1.95  TAXCAP. "TAXCAP," when immediately preceded by "HP," means the HP Tax
           ------
Saving Capital Accumulation Plan, a stock bonus, defined contribution plan. When immediately preceded by "Agilent," "TAXCAP" means the stock bonus, defined contribution plan to be established by Agilent pursuant to Sections 2.2 and 4.1 that corresponds to the HP TAXCAP.

     1.96  Transition Period. "Transition Period" means, for each designated
           -----------------
Plan, the period beginning as of the Distribution Date and ending on the date that no member of the Agilent Group is using HP benefit delivery and administrative services with respect to that Plan.

     1.97  Unemployment Insurance Program. "Unemployment Insurance Program,"
           ------------------------------
when immediately preceded by "HP," means the group unemployment insurance policies purchased by HP from time to time. When immediately preceded by "Agilent," "Unemployment Insurance Program" means any group unemployment insurance policies to be established by Agilent pursuant to Section 10.10.

     1.98  Variable Pay Plan. "Variable Pay Plan," when immediately preceded by
           -----------------
"HP," means the HP Variable Pay Plan. When immediately preceded by "Agilent," "Variable Pay Plan" means the variable pay plan to be established by Agilent pursuant to Sections 2.2 and 7.1 that corresponds to the HP Variable Pay Plan.

     1.99  VEBA. "VEBA," when immediately preceded by "HP," means the HP
           ----
Employee Benefits Organization Trust which is intended to be a voluntary employees' beneficiary association under Code Section 501(c)(9). When immediately preceded by "Agilent," "VEBA" means any voluntary employees' beneficiary association trust to be established by Agilent pursuant to Sections
2.2 and 6.1 that corresponds to the HP VEBA.

     1.100 VEBA Transfer Date. "VEBA Transfer Date" is defined in Subsection
           ------------------
6.1(b)(ii).

     1.101 Voluntary Severance Incentive Plan. "Voluntary Severance Incentive
           ----------------------------------
Plan" when immediately preceded by "HP," means the HP Voluntary Severance Incentive Plan, an ERISA severance program. When immediately preceded by "Agilent," "Voluntary Severance Incentive Plan" means the severance program to be established by Agilent pursuant to Section 2.2.

                                  ARTICLE II

                              GENERAL PRINCIPLES
                              ------------------

     2.1  Assumption of Agilent Liabilities. Except as specified otherwise in
          ---------------------------------
this Agreement, or as mutually agreed upon by Agilent and HP from time to time, Agilent hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) all Liabilities to or relating to Agilent Transferred Employees, in each case relating to, arising out of or resulting from employment by the HP Group before becoming Agilent Transferred Employees, respectively (including Liabilities arising under or relating to HP Plans and Agilent Plans); (b) all other Liabilities to or relating to Agilent Employees or Agilent Transferred Employees, to the extent relating to, arising out of, or resulting from future, present or former employment with the Agilent Group (including Liabilities arising under or relating to HP Plans and Agilent Plans); (c) all Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with the Agilent Group; and (d) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the Agilent Group, or an Agilent Plan pursuant to this Agreement. Except as specified otherwise in this Agreement or as otherwise mutually agreed upon by HP and Agilent from time to time, HP shall transfer to Agilent amounts equal to trust assets, insurance reserves, and other related assets as consistent with the applicable Plan transition that arises out of or relates to Agilent's pro rata interest in each HP Plan.

     2.2  Establishment of Agilent Plans.
          ------------------------------

          (a)  VEBA/Health and Welfare Plans. Except as specified otherwise in
               -----------------------------
this Agreement, effective as of the Distribution Date or such other date(s) as HP and Agilent may mutually agree, Agilent shall adopt the Agilent VEBA and the Agilent Health and Welfare Plans. The foregoing Agilent Plans as in effect as of the Distribution Date shall be substantially identical in all Material Features to the comparable HP Plans as in effect on the Distribution Date.

          (b)  Retirement Plans and Fringe Benefits. Except as specified
               ------------------------------------
otherwise in this Agreement, effective as of the Distribution Date or such other date(s) as HP and Agilent may mutually agree, Agilent shall adopt the Agilent Retirement Plans and the Agilent Fringe Benefits. The foregoing Agilent Plans as in effect as of the Distribution Date shall be substantially identical in all Material Features to the comparable HP Plans as in effect on the Distribution Date.

          (c)  Equity and Other Compensation. Except as specified otherwise in
               -----------------------------
this Agreement, effective on or before the Payroll Date or such other date(s) as HP and Agilent may mutually agree, Agilent shall adopt the Agilent Stock Plans, the Agilent Variable Pay Plan and the Agilent Cash Profit Sharing Program. Effective on or before the IPO or such other date as HP and Agilent may mutually agree, Agilent shall adopt the Agilent Stock Purchase Plan. The foregoing Agilent Plans as in effect as of the Payroll Date (IPO in the case of the Stock Purchase Plan) shall be substantially identical in all Material Features to the comparable HP Plans as in effect on the Payroll Date (IPO in the case of the Stock Purchase Plan).

          (d)  Other Plans. Except as specified otherwise in this Agreement,
               -----------
effective as of the Payroll Date or such other date(s) as HP and Agilent may mutually agree, Agilent shall adopt such Plans that are directly associated with Agilent's U.S. payroll system or as otherwise may be determined to be appropriate, including, without limitation, the Agilent Executive Deferred Compensation Plan and the Agilent Leave of Absence Programs. The foregoing Agilent Plans as in effect as of the Payroll Date shall be substantially identical in all Material Features to the comparable HP Plans as in effect on the Payroll Date.

          (e)  Agilent Under No Obligation to Maintain Plans. Except as
               ---------------------------------------------
specified otherwise in this Agreement, nothing in this Agreement shall preclude Agilent, at any time after the Distribution Date from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Agilent Plan, any benefit under any Agilent Plan or any trust, insurance policy or funding vehicle related to any Agilent Plan (to the extent permitted by law).

     2.3  Agilent's Participation in HP Plans.
          -----------------------------------

          (a)  Participation in HP Plans.  Except as specified otherwise in this
               -------------------------
Agreement, or as HP and Agilent may mutually agree, effective as of the Payroll Date, Agilent shall become a Participating Company in the HP Plans in effect as of the Payroll Date, to the extent that Agilent has not yet established a comparable Plan. Effective as of any date on or after the Payroll Date and before the Distribution Date (or such other date as HP or Agilent may mutually agree upon), any member of the Agilent Group not described in the preceding sentence may, at its request and with the consent of HP and Agilent, become a Participating Company in any or all of the HP Plans, to the extent that Agilent has not yet established a comparable Plan.

          (b)  HP's General Obligations as Plan Sponsor. To the extent that
               ----------------------------------------
Agilent is a Participating Company in any HP Plan(s), HP shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such HP Plan(s), and shall have the sole and absolute discretion and authority to interpret the HP Plan(s), as set forth therein. HP shall not, without first consulting with Agilent, amend any Material Feature of any HP Plan in which Agilent is a Participating Company, except to the extent such amendment would not affect any benefits of Agilent Employees or Agilent Transferred Employees under such Plan or as may be necessary or appropriate to comply with applicable law.

          (c)  Agilent's General Obligations as Participating Company. Agilent
               ------------------------------------------------------
shall perform with respect to its participation in the HP Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable HP Plan; (ii) cooperating fully with HP Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements HP has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom HP has entered into an agreement relating to the HP Plans; and (iv) preserving the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.

          (d)  Termination of Participating Company Status. Except as otherwise
               -------------------------------------------
may be mutually agreed upon by HP and Agilent, effective as of the Distribution Date or such other date as Agilent establishes a comparable Plan (as specified in Section 2.2 or otherwise in this Agreement), Agilent shall automatically cease to be a Participating Company in the corresponding HP Plan.

     2.4  Terms of Participation by Agilent Transferred Employees in Agilent
          ------------------------------------------------------------------
          Plans
          -----

          (a) Non-Duplication of Benefits. As of the Distribution Date or such
              ---------------------------
later date that applies to the particular Agilent Plan established thereafter, the Agilent Plans shall be, with respect to Agilent Transferred Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding HP Plans. HP and Agilent shall agree on methods and procedures, including amending the respective Plan documents, to prevent Agilent Transferred Employees from receiving duplicate benefits from the HP Plans and the Agilent Plans.

          (b) Service Credit.  Except as specified otherwise in this Agreement,
              --------------
with respect to Agilent Transferred Employees, each Agilent Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding HP Plan shall, as of the Distribution Date, receive full recognition and credit and be taken into account under such Agilent Plan to the same extent as if such items occurred under such Agilent Plan, except to the extent that duplication of benefits would result. Notwithstanding the foregoing, HP and Agilent shall recognize service with either HP or Agilent that was recognized as of the Distribution Date, except to the extent provided in Subsection 2.4(a) above. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the Agilent Plans and the HP Plans.

          (c)  Assumption of Liabilities. The provisions of this Agreement for
               -------------------------
the transfer of assets relating to HP Plans to Agilent and/or the appropriate Agilent Plans are based upon the understanding of the parties that Agilent and/or the appropriate Agilent Plan will assume all Liabilities of the corresponding HP Plan to or relating to Agilent Transferred Employees, as provided for herein. If any such Liabilities are not effectively assumed by Agilent and/or the appropriate Agilent Plan, then the amount of transferred assets shall be recomputed accordingly, taking into account the retention of such Liabilities by such HP Plan, and assets shall be transferred from Agilent and/or the appropriate Agilent Plan to HP and/or the appropriate HP Plan so as to place Agilent and/or the appropriate Agilent Plan in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

     2.5  Allocation of Costs and Expenses. Except as otherwise provided in this
          --------------------------------
Agreement or in any underlying service level agreement between HP and Agilent (as discussed in Section 9.1) relating to the Separation, the IPO, or the Distribution, all costs and expenses of either party hereto in connection with the IPO (excluding underwriting discounts and commissions) and the Distribution, and certain costs and expenses of the parties hereto in connection with the Separation, shall be paid by HP. Notwithstanding the foregoing, Agilent shall pay any internal fees, costs and expenses incurred by Agilent in connection with the Separation, the IPO and the Distribution.

     2.6  Benefits Committee and Dispute Resolution.  From the date of this
          -----------------------------------------
Agreement through the later of the Distribution Date or the end of the Transition Period, as applicable, the management of the Plans shall be conducted under the supervision of the Benefits Committee. The Benefits Committee shall be comprised of an equal number of representatives from HP and Agilent as appointed by their respective Vice President, Human Resources, and shall provide strategic oversight and direction of the cohesive administration of the Plans. Issues that cannot be resolved by the Benefits Committee shall be decided, at the request of either party, by the Agilent Vice President, Human Resources (or his or her authorized delegate) and the HP Vice President, Human Resources (or his or her authorized delegate). After the exhaustion of the process, as specified herein, any outstanding issue shall be resolved in accordance with Section 5.9, entitled "Dispute Resolution," of the Separation Agreement.

     2.7  Foreign Plans.  Agilent and HP each authorize their non-U.S.
          -------------
subsidiaries to enter into separate local agreements with the counterpart of the other party ("Local Agreements"). Agilent and HP intend that the Local Agreements will generally specify the terms under which HP and Agilent agree to allocate between them all assets, liabilities and responsibilities relating to, and arising from Foreign Plans and certain employment matters. To the extent, however, that any such Local Agreement does not address a particular principle or plan, then the intent of the parties relating to comparable U.S. matters or issues as reflected in this Agreement shall govern (to the extent permitted by law).

                                  ARTICLE III

                             DEFINED BENEFIT PLAN
                             --------------------

     3.1  Establishment of Group Trust and Master RP Trust
          ------------------------------------------------

          (a)  Group Trust.  Prior to the Distribution Date, HP shall cause the
               -----------
Master Trust Agreement pursuant to the HP DPSP and HP RP to qualify as a group trust under IRS Revenue Ruling 81-100 (the "Group Trust").

          (b)  Agilent Master Trust. Effective as of the Distribution Date,
               --------------------
Agilent shall establish, or cause to be established, a separate master trust which is intended to be qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a)(1) (the "Agilent Master Trust"), to hold the assets of the Agilent RP and the Agilent DPSP.

          (c)  HP Master Trust.  Effective as of the Distribution Date, HP shall
               ---------------
establish, or cause to be established, a new separate master trust which is intended to be qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a)(1) (the "HP Master Trust"), to hold the assets of the HP RP and the HP DPSP.

          (d)  Share of Group Trust Assets. Effective as of the Distribution
               ---------------------------
Date, the HP Master Trust and the Agilent Master Trust each shall own a pro rata share of the portion of the assets of the Group Trust attributable to the HP RP and the Agilent RP, as described in Subsection 3.2(b) below. The assets shall remain in the Group Trust until such later date or dates that one or both of the HP RP and the Agilent RP request to transfer from the Group Trust of some or all of their pro rata shares of such Group Trust assets to the respective HP Master Trust and Agilent Master Trust.

          (e)  Investment Management of Group Trust Assets.  Effective as of the
               -------------------------------------------
Distribution Date, HP and Agilent shall establish procedures to jointly manage and invest the assets of the HP Master Trust and the Agilent Master Trust held in the Group Trust that are attributable to the HP RP and the Agilent RP. Such procedures may include the management of some or all of the Group Trust Assets by employees of HP or Agilent, or by outside investment managers.

     3.2  Assumption of RP Liabilities and Allocation of Interests in the Group
          ---------------------------------------------------------------------
          Trust
          -----

          (a)  Assumption of Liabilities by Agilent RP.  Effective as of the
               ---------------------------------------
Distribution Date, all accrued benefits of Agilent Transferred Employees under the HP RP will be transferred to the Agilent RP. The Agilent RP shall assume and be solely responsible for all Liabilities for or relating to the accrued benefits of the Agilent Transferred Employees under the HP RP as of the Distribution Date.

     (b)  Asset Allocation and Transfers.
          ------------------------------

          (i) As soon as reasonably practicable after the Distribution Date, HP shall engage actuaries and cause to be determined for the HP RP: (A) the total accrued benefit Liabilities as of the Distribution Date (without regard to any benefit Liabilities funded through the Code Section 401(h) account in the HP
RP) for all participants in the HP RP, calculated on a projected benefit obligation basis in accordance with Statement of Financial Accounting Standards 87 ("FAS 87"), and (B) the present value of all of the retiree health benefit Liabilities that are funded in part through the Code Section 401(h) account portion of the HP RP as of the Distribution Date, calculated on an accumulated post-retirement benefit obligation basis in accordance with Statement of Financial Accounting Standards 106 ("FAS 106"). The particular actuarial assumptions that will be used to value the benefit Liabilities described in the preceding sentence shall be generally consistent with the actuarial assumptions used by HP in prior valuations for purposes of satisfying, respectively, its FAS 87 and FAS 106 reporting obligations, and shall be agreed to by HP and Agilent prior to the Distribution Date .

          (ii) The Agilent RP's share of the HP RP assets (other than those HP RP assets attributable to the Code Section 401(h) account in the HP RP) shall be equal to the percentage that the benefit Liabilities for the Agilent Transferred Employees bears to the total benefit Liabilities determined under Subsection 3.2
(b)(i)(A) above.

          (iii) The Agilent RP's share of the HP RP assets in the Code Section 401(h) account portion of the HP RP shall be equal to the percentage that the retiree health benefit Liabilities for the Agilent Transferred Employees bears to the total retiree health benefit Liabilities determined under Subsection 3.2(b)(i)(B) above.

          (iv) As soon as reasonably practicable after the Distribution Date (the "RP Transfer Date"), the proportions calculated in Subsection 3.2(b)(ii) and (b)(iii) above of the respective retirement and 401(h) assets of the HP RP valued as of the RP Transfer Date shall be transferred to the Agilent RP. In this regard, no contributions shall be made by HP or Agilent to either the HP RP or the Agilent RP between the Distribution Date and the RP Transfer Date.

     3.3  No Distributions to Agilent Transferred Employees.  The HP RP and the
          -------------------------------------------------
Agilent RP shall provide that no distribution of retirement benefits shall be made to any Agilent Transferred Employee on account of the Agilent Group ceasing to be an Affiliate of the HP Group as of the Distribution Date.

                                  ARTICLE IV

                          DEFINED CONTRIBUTION PLANS
                          --------------------------
     4.1  TAXCAP
          ------

          (a)  TAXCAP Trust.  Effective as of the Distribution Date, Agilent
               ------------
shall establish, or cause to be established, a separate trust, which is intended to be qualified under Code Section 401(a), exempt from taxation under Code
Section 501(a)(1), and forming the Agilent TAXCAP.

          (b)  TAXCAP: Assumption of Liabilities and Transfer of Assets.
               --------------------------------------------------------
Effective as of the Distribution Date: (i) the Agilent TAXCAP shall assume and be solely responsible for all Liabilities for or relating to Agilent Transferred Employees under the HP TAXCAP; and (ii) HP shall cause the accounts of the Agilent Transferred Employees under the HP TAXCAP that are held by its related trust as of the Distribution Date to be transferred to the Agilent TAXCAP and its related trust, and Agilent shall cause such transferred accounts to be accepted by such plan and its related trust. As soon as reasonably practicable after the Distribution Date, Agilent shall use its commercially reasonable best efforts to enter into agreements satisfactory to Agilent to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of Fidelity Management Trust Company as the initial trustee under the Agilent TAXCAP, and the engagement of Fidelity Institutional Retirement Services Company as the initial recordkeeper under the Agilent TAXCAP. Agilent and HP each agree to use their commercially reasonable best efforts to accomplish this spin-off.

          (c)  TAXCAP:  Stock Bonus Plan Considerations. As a result of the
               ----------------------------------------
spin- off of the HP TAXCAP, both the resulting HP TAXCAP and Agilent TAXCAP shall be comprised in part of HP and Agilent employer securities. Agilent and HP shall assume sole responsibility for ensuring that their respective company stock funds, and underlying employer securities held in each such fund, are maintained in compliance with all requirements of the SEC including, without limitation, filing Forms S-8 and 11-K, and the prospectus requirements for such funds.

          (d)  No Distribution to Agilent Transferred Employees.  The HP TAXCAP
               ------------------------------------------------
and the Agilent TAXCAP shall provide that no distribution of account balances shall be made to any Agilent Transferred Employee on account of the Agilent Group ceasing to be an Affiliate of the HP Group as of the Distribution Date.

     4.2  DPSP
          ----

          (a)  Agilent Master Trust.  Effective as of the Distribution Date, the
               --------------------
Agilent Master Trust established under Subsection 3.1(b) shall hold the assets of the Agilent DPSP and the Agilent RP.

          (b)  Share Group Trust Assets. Effective as of the Distribution Date,
               ------------------------
the HP Master Trust and the Agilent Master Trust each shall own a pro rata share of the portion of the assets of the Group Trust attributable to the HP DPSP and the Agilent DPSP as described in Subsection 4.2(e) below. The assets shall remain in the Group Trust until such later date or dates that one or both of the HP DPSP and Agilent DPSP request a transfer from the Group Trust of some or all of their pro rata shares of such Group Trust assets to the respective HP Master Trust and Agilent Master Trust.

          (c)  Investment Management of Group Trust Assets.  Effective as of the
               -------------------------------------------
Distribution Date, HP and Agilent shall establish procedures to jointly manage and invest the assets of the HP Master Trust and the Agilent Master Trust held in the Group Trust that are attributable to the HP DPSP and the Agilent DPSP. Such procedures may include the management of some or all of the Group Trust assets by employees of HP or Agilent, or by outside investment managers.

          (d)  Assumption of Liabilities by Agilent DPSP.  Effective as of the
               -----------------------------------------
Distribution Date, all accrued benefits of the Agilent Transferred Employees under the HP DPSP will be transferred to the Agilent DPSP. The Agilent DPSP shall assume and be solely responsible for all Liabilities for or relating to Agilent Transferred Employees under the HP DPSP as of the Distribution Date.

          (e)  Asset Allocation and Transfers.
               ------------------------------

               (i) The Agilent DPSP assets shall be equal to the percentage that the value of the accounts of Agilent Transferred Employees in the HP DPSP bears to the total value of all participant accounts in the HP DPSP as of the Distribution Date, adjusted to reflect the amounts of any HP DPSP and Agilent DPSP benefit payments, if any, made to participants between the Distribution Date and the DPSP Transfer Date described in Subsection 4.2(e)(ii) below.

               (ii) As soon as reasonably practicable after the Distribution Date (the "DPSP Transfer Date"), the percentage calculated in Subsection 4.2(e)(i) above of the assets of the HP DPSP valued as of the DPSP Transfer Date shall be transferred to the Agilent DPSP.

          (f)  No Distribution to Agilent Transferred Employees. The HP DPSP and
               ------------------------------------------------
the Agilent DPSP shall provide that no distribution of account balances shall be made to any Agilent Transferred Employee on account of the Agilent Group ceasing to be an Affiliate of the HP Group as of the Distribution Date.

                                   ARTICLE V

                         NON-QUALIFIED AND OTHER PLANS
                         -----------------------------

     5.1  Excess Benefit Plan
          -------------------

          (a)  Establishment of Agilent Excess Benefit Plan. Effective as of the
               --------------------------------------------
Distribution Date, Agilent shall establish the Agilent Excess Benefit Plan which shall be substantially identical in all Material Features to the HP Excess Benefit Plan.

          (b)  Assumption of Liabilities by Agilent Excess Benefit Plan.
               --------------------------------------------------------
Effective as of the Distribution Date, all accrued benefits of Agilent Transferred Employees under the HP Excess Benefit Plan will be transferred to the Agilent Excess Benefit Plan. The Agilent Excess Benefit Plan shall assume and be solely responsible for all Liabilities for or relating to the accrued benefits of the Agilent Transferred Employees under the HP Excess Benefit Plan as of the Distribution Date. To the extent not attributable to accounts maintained for the Agilent Transferred Employees under the HP Excess Benefit Plan, such HP Excess Benefit Plan Liabilities shall be determined as described in Subsection 3.2(b)(i)(A). Otherwise, such HP Excess Benefit Plan Liabilities shall be equal to the value as of the Distribution Date of the accounts maintained for the Agilent Transferred Employees under the HP Excess Benefit Plan.

     5.2  Executive Deferred Compensation Plan
          ------------------------------------

          (a)  Establishment of Agilent Rabbi Trust.  Effective no later than
               ------------------------------------
the Payroll Date, Agilent shall establish the Agilent Executive Deferred Compensation Plan and the Agilent Rabbi Trust.

          (b)  Allocation and Assumption of Liabilities.  HP shall determine the
               ----------------------------------------
amount of Liabilities under the HP Executive Deferred Compensation Plan as of the Payroll Date, attributable to Agilent Employees. As soon as administratively practicable thereafter, HP shall pay to Agilent or to the trustee of the Agilent Rabbi Trust, as Agilent specifies, an amount of HP's assets equal to such Liabilities. Coincident with the receipt of such transfer of assets, Agilent shall assume all responsibilities and obligations attributable to such Liabilities.

          (c)  Participation in Executive Deferred Compensation Plans. Effective
               ------------------------------------------------------
as of the Payroll Date, eligible Agilent Employees shall become eligible to commence participation in the Agilent Executive Deferred Compensation Plan. Agilent Employees who are currently participating in the HP Executive Deferred Compensation Plan shall continue their participation in that Plan (according to its terms) to the Payroll Date.

     5.3  Officers Early Retirement Plan.  HP shall continue to administer the
          ------------------------------
HP Officers Early Retirement Plan for Agilent Employees who are in periodic pay status as of October 31, 1999. Agilent shall reimburse HP for any and all costs and expenses relating to such distributions and the related administration.

     5.4  IRG. Agilent shall assume and be solely responsible for all
          ---
Liabilities for, or relating to, or arising from, the IRG of Agilent Employees and Agilent Transferred Employees under the HP IRG. Whichever of HP or Agilent pays such IRG benefit shall be entitled to reimbursement from the other based on the applicable portion of such IRG benefit attributable to that individual's employment with the other. HP and Agilent agree to cooperate with the other to calculate such IRG benefits.

                                  ARTICLE VI

                           HEALTH AND WELFARE PLANS
                           ------------------------
     6.1  VEBA Asset Transfers.
          --------------------

          (a)  Calculation of Liabilities and Reserves.  This Section 6.1 shall
               ---------------------------------------
govern the transfer of assets from the HP VEBA to the Agilent VEBA. As soon as reasonably practicable after the Distribution Date, HP shall engage actuaries and cause to be determined for the HP VEBA the total benefit Liabilities as of the Distribution Date for all participants in the following plans: (i) the HP VEBA Income Protection Plan, using the actuarial assumptions set forth in
Schedule 6.1(a)(i); and (ii) the HP VEBA Survivor Protection Plan, using the actuarial assumptions set forth in Schedule 6.1(a)(ii). As soon as reasonably practicable after the Distribution Date, HP shall determine the total reserves for the HP VEBA Voluntary Severance Incentive Plan as of the Distribution Date, which shall be equal to the total of the maximum permissible reserves calculated separately for the HP Employees and the Agilent Transferred Employees as of the Distribution Date using the rules in Code Section 419A.

     (b)  Asset Allocations and Transfers.
          -------------------------------
          (i) The Agilent VEBA's share of the HP VEBA assets that are allocated within the HP VEBA to each of the Plans described below shall be determined as follows: (A) for the portions of the HP Health Plans funded through the HP VEBA, assets equal to the percentage that the number of Agilent Employees (solely for this purpose, defined as any individual who is either actively employed by, or on any leave of absence from, the Agilent Group on the Distribution Date) participating in, respectively, the medical (excluding HMO) and the dental portions of the HP Health Plans funded through the HP VEBA bears to the total number of participants in, respectively, the medical (excluding HMO) and the dental portions of the HP Health Plans funded through the HP VEBA as of the Distribution Date; (B) for the HP VEBA Income Protection Plan, assets equal to the percentage that the benefit Liabilities for the Agilent Transferred Employees on long-term disability bears to the total benefit Liabilities of all of the participants on long-term disability in such Plan as of the Distribution Date determined under Subsection 6.1(a) above; (C) for the HP VEBA Survivor Protection Plan, assets equal to the percentage that the benefit Liabilities for the Agilent Transferred Employees in, respectively, the active employee and retiree life insurance portions of the HP VEBA Survivor Protection Plan bears to the total benefit Liabilities of all of the participants in, respectively, the active employee and retire life insurance portions of such Plan as of the Distribution Date determined under Subsection 6.1(a) above; and (D) for the HP VEBA Voluntary Severance Incentive Plan, assets equal to the percentage that the reserves allocated to Agilent Transferred Employees bears to the total reserves as of the Distribution Date determined under Subsection 6.1(a) above.

          (ii) As soon as reasonably practicable after the Distribution Date (the "VEBA Transfer Date"), the proportions calculated in Subsection 6.1(b)(i) above of the assets allocated within the HP VEBA to each of the Plans described in Subsection 6.1(b)(i) above valued as of the VEBA Transfer Date shall be transferred to accounts within the Agilent VEBA maintained for the corresponding Agilent Plans.

     6.2  Assumption of Health and Welfare Plan Liabilities.
          -------------------------------------------------

          (a)  General. Except as specified otherwise in this Agreement, as of
               -------
the Distribution Date, all Liabilities for or relating to Agilent Transferred Employees under the HP Health and Welfare Plans shall cease to be Liabilities of the HP Health and Welfare Plans and shall be assumed by the corresponding Agilent Health and Welfare Plans.

          (b)  Pending Treatments.  Notwithstanding Subsection 6.2(a) above, all
               ------------------
treatments which have been pre-certified for or are being provided to an Agilent Transferred Employee as of the Distribution Date shall be provided without interruption under the appropriate HP Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable Plan rules and limitations, but Agilent shall continue to be responsible for all Liabilities relating to, arising out of, or resulting from such on-going treatments as of the Distribution Date.

          (c)  Pending Commitments.  Agilent shall assume, effective as of the
               -------------------
Distribution Date, all Liabilities relating to, arising out of or resulting from special commitments made by HP before the Distribution Date to provide benefits to or with respect to Agilent Transferred Employees for care or services not covered by any HP Health and Welfare Plans, but only if such special commitments were made with prior written consent of the Agilent Vice President, Human Resources or his or her authorized delegate, to the extent such commitments are made after the Separation Date. Before the Distribution Date, HP shall transfer to Agilent copies of all documentation, and a complete written description, of the terms of all such special commitments to Agilent Transferred Employees.

     6.3  Claims for Health and Welfare Plans.
          -----------------------------------

          (a)  Administration of HP Claims. HP shall administer claims incurred
               ---------------------------
under the HP Health and Welfare Plans by Agilent Employees before the Distribution Date but only to the extent that Agilent has not, before the Distribution Date, established and assumed administrative responsibility for a comparable Plan. Any determination made or settlements entered into by HP with respect to such claims shall be final and binding. HP shall transfer to Agilent, effective as of the Distribution Date, responsibility for administering all claims incurred by Agilent Transferred Employees before the Distribution Date (including any claims that were administered by HP as of, on, or after the Distribution Date). Agilent shall administer such claims in a substantially similar manner, using substantially similar methods and procedures, as HP used in administering such claims. Agilent shall have sole and absolute discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

          (b)  Outsourcing of Claims by HP.  HP shall have the right to engage a
               ---------------------------
third party administrator, vendor, or insurance company to administer ("Outsource") claims incurred under the HP Health and Welfare Plans, including claims incurred by Agilent Employees and Agilent Transferred Employees before the Distribution Date. HP may determine the manner and extent of such Outsourcing, including the selection of one or more third party administrators, vendors, or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies. HP has Outsourced administration of many HP Health and Welfare Plans, as set forth in Section 6.5 and the Schedule thereto. To the extent not otherwise set forth in Section 6.5 and the Schedule thereto, HP shall promptly notify Agilent of its intent to further Outsource such claims, and the material terms and conditions of the Outsourcing, before the effective date thereof.

          (c)  Outsourcing of Claims by Agilent. HP shall use its commercially
               --------------------------------
reasonable best efforts for and on behalf of Agilent to procure Outsourcing arrangements with its third party administrators, vendors, or insurance companies with the Material Features of each of HP's current Outsourcing arrangements. Agilent agrees, as of the Distribution Date or such other date as Agilent and HP may mutually agree upon, to Outsource claims under the Agilent Health and Welfare Plans pursuant to arrangements procured by HP.

6.4  Post-Distribution Transitional Arrangements.
     -------------------------------------------

     (a)  Continuance of Elections, Co-Payments and Maximum Benefits.
          ----------------------------------------------------------
          (i) As of the Distribution Date or such other date as HP and Agilent may mutually agree, Agilent shall cause the Agilent Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Agilent Employees and Agilent Transferred Employees under the HP Health and Welfare Plans and apply such elections under the Agilent Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between HP to Agilent at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the HP Health and Welfare Plans or the Agilent Health and Welfare Plans.

          (ii) On and after the Distribution Date, Agilent shall cause the Agilent Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by Agilent Transferred Employees under the HP Health Plans for the remainder of the calendar year in which the Distribution Date occurs, and (B) all benefits paid to Agilent Transferred Employees under the HP Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Agilent Health Plans.

     (b)  HCFA Administration. As of the Distribution Date, Agilent shall assume
          -------------------
all Liabilities relating to, arising out of or resulting from claims verified by HP or Agilent under the HCFA data match reports that relate to Agilent Transferred Employees.

     6.5  Vendor Arrangements.  HP shall use its commercially reasonable best
          -------------------
efforts for and on behalf of Agilent to procure, effective as of the Distribution Date or such other date as HP and Agilent mutually agree upon: (a) third party ASO Contracts with the Material Features of the ASO Contracts entered into by HP, as set forth in Schedule 6.5(a) (the "ASO Contracts); (b) Group Insurance Policies, with the Material Features of the Group Insurance Policies entered into by HP, as set forth in Schedule 6.5(b) (the "Group Insurance Policies"); and (c) HMO Agreements with the Material Features of the HMO Agreements entered into by HP, as set forth in Schedule 6.5(c) (the "HMO Agreements"). In each case, Agilent shall, as of the Distribution Date or such other date as HP and Agilent mutually agree upon, establish, adopt and/or implement such contracts, agreements or arrangements.

     6.6  Group Long-Term Care Plan Asset Transfer.
          ----------------------------------------

          (a)  Calculation of Liabilities. This Section shall govern the
               --------------------------
transfer of assets from the trust fund for the HP L-T Care Plan to a trust fund for the Agilent L-T Care Plan that will be established by Agilent as of the Distribution Date or such other date as HP and Agilent may mutually agree. As soon as reasonably practicable after the Distribution Date, HP shall engage actuaries and cause to be determined for the HP L-T Care Plan the total benefit Liabilities for all participants in such Plan as of the Distribution Date using the assumptions set forth in Schedule 6.6(a).

          (b)  Asset Allocation and Transfer.
               -----------------------------

               (i) The Agilent L-T Care Plan's share of the HP L-T Care Plan assets shall be equal to the percentage that the benefit Liabilities for the Agilent Transferred Employees bears to the total benefit Liabilities of all participants in the HP L-T Care Plan determined under Subsection 6.6(a) above.

               (ii) As soon as reasonably practicable after the Distribution Date or such other date as HP and Agilent may mutually agree (the "HP L-T Care Plan Transfer Date"), the proportion calculated in Subsection 6.6(b)(i) above of the assets of the HP L-T Care Plan valued as of the HP L-T Care Plan Transfer Date shall be transferred to the Agilent L-T Care Plan.

     6.7  Group Universal Life: Group Universal Life Insurance Program Cash
          ----------------------------------------------------------------------
 Value and Reserve Transfers.
-----------------------------

          (a)  General.  This Section shall govern the transfer of certain cash
               -------
values and of a portion of the premium stabilization reserve from the insurance contract maintained for the HP GUL to an insurance contract for the Agilent GUL that will be established by Agilent as of the Distribution Date or such other date as HP and Agilent may mutually agree.

          (b)  Calculation of Liabilities. As soon as reasonably practicable
               --------------------------
after the Distribution Date, the HP GUL program administrator (currently Kirke Van Orsdel, a division of Seabury & Smith, Inc.) shall determine actuarially the total HP GUL benefit Liabilities for all participants in the HP GUL as of the Distribution Date. Such actuarial determination shall be made using actuarial and other assumptions proposed by the HP GUL program administrator that have been agreed to by HP and Agilent prior to the Distribution Date.

          (c)  Allocations and Transfers.
               -------------------------

               (i) The Agilent GUL cash values shall be equal to the total of the cash values allocated to the accounts of the Agilent Transferred Employees under the HP GUL as of the HP GUL Transfer Date as defined in Subsection 6.7(c)(iii) below.

               (ii) The Agilent GUL's share of the HP GUL premium stabilization reserve shall be equal to the percentage that the benefit Liabilities for the Agilent Transferred Employees bears to the total benefit Liabilities of all of the participants in the HP GUL determined under Subsection 6.7(b) above.

               (iii) As soon as reasonably practicable after the Distribution Date or such other date as HP and Agilent may mutually agree (the "HP GUL Transfer Date"), the cash values described in Subsection 6.7(c)(i) above, and the proportion calculated in Subsection 6.7(c)(ii) above of the amount of the HP GUL premium stabilization reserve valued as of the HP GUL Transfer Date, shall be transferred to the Agilent GUL.

     6.8  IPP/State Voluntary Disability Plans.  Effective on the Payroll Date,
          ------------------------------------
Agilent shall adopt state voluntary disability plans for California, New York and New Jersey which are substantially identical in all Material Features to the HP state voluntary disability plan for each such respective state. Each such state voluntary disability plan shall be a component program under the HP Income Protection Plan.

     6.9  Business Travel Accident Insurance.  Through the Distribution Date,
          ----------------------------------
Agilent shall remain a Participating Company in the HP business travel accident insurance policy. HP shall be responsible for administering or causing to be administered the HP business travel accident insurance policy with respect to Agilent Employees. Agilent shall reimburse HP for any and all direct and indirect expenses and costs attributable to Agilent Employees. HP shall use its commercially reasonable best efforts for and on behalf of Agilent to procure a business travel accident insurance policy with the Material Features of the HP business travel accident policy, effective as of the Distribution Date or such other date as HP and Agilent mutually agree upon. Accordingly, effective as of the Distribution Date, Agilent shall be solely responsible for maintaining its own business travel accident insurance policy.

     6.10  Flexible Benefits Plan.  Through December 31, 1999, Agilent and
           ----------------------
designated members of the Agilent Group shall remain Participating Companies in the HP Flexible Benefits Plan. The existing elections for Agilent Employees shall remain in effect through December 31, 1999. HP shall be responsible for administering, or causing to be administered, the HP Flexible Benefits Plan for Agilent Employees through December 31, 1999. Agilent shall reimburse HP for any and all direct and indirect expenses and costs attributable to Agilent Employees. Effective on

January 1, 2000, Agilent shall establish, or caused to be established, the Agilent Flexible Benefits Plan and shall be solely responsible for implementing and maintaining the Agilent Flexible Benefits Plan.

     6.11  Redeployment/Alternate Offer Program.  Through the Payroll Date, HP
           ------------------------------------
shall be responsible for administering the Redeployment/Alternate Offer Program with respect to Agilent Employees. HP and Agilent shall mutually agree on which affected employees will be offered to participate in the Redeployment/Alternate Offer Program. Agilent shall be responsible for providing HP with all the necessary information regarding Agilent Employees and Agilent Terminated Employees to the extent such employees are eligible for the Redeployment/Alternate Offer Program. Agilent shall reimburse HP for any and all direct and indirect expenses and costs attributable to Agilent Employees. Effective as of the Payroll Date, Agilent shall assume all outstanding commitments related to the HP Redeployment/Alternate Offer Program and after such date Agilent shall be solely responsible for implementing and maintaining its own Redeployment/Alternate Offer Program.

     6.12  COBRA.  HP shall be responsible through the Distribution Date, for
           -----
compliance with the health care continuation coverage requirements of COBRA and the HP Health and Welfare Plans with respect to Agilent Employees and qualified beneficiaries (as such term is defined under COBRA). Agilent shall be responsible for providing HP with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable HP COBRA policies and procedures. As soon as administratively practicable after the Distribution Date, HP shall provide Agilent, through hard copy, electronic format or such other mechanism as is appropriate under the circumstances, with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the Agilent Group and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of the Distribution Date, Agilent shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Agilent Health and Welfare Plans for Agilent Transferred Employees and their qualified beneficiaries (as such term is defined under COBRA).

     6.13  Leave of Absence Programs and FMLA.
           ----------------------------------

          (a)  Allocation of Responsibilities After Payroll Date.  Effective as
               -------------------------------------------------
of the Payroll Date: (i) Agilent shall adopt Leave of Absence Programs which are substantially identical in all Material Features to the HP Leave of Absence Programs as in effect on the Payroll Date; (ii) Agilent shall honor all terms and conditions of leaves of absence which have been granted to any Agilent Employee under an HP Leave of Absence Program or FMLA before the Payroll Date by HP, including such leaves that are to commence after the Payroll Date; (iii) Agilent shall be solely responsible for administering leaves of absence and complying with FMLA with respect to Agilent Employees and Agilent Transferred Employees; and (iv) Agilent shall recognize all periods of service of Agilent Employees and Agilent Transferred Employees with the HP Group, as applicable, to the extent such service is recognized by the HP Group for the purpose of eligibility for leave entitlement under the HP Leave of Absence Programs and FMLA; provided, however, that no duplication of benefits shall, to the extent permitted by law, be required by the foregoing.

          (b)  Disclosure.  As soon as administratively practicable after the
               ----------
Payroll Date, HP shall provide to Agilent copies of all records pertaining to the HP Leave of Absence Programs and FMLA with respect to all Agilent Employees and Agilent Transferred Employees to the extent such records have not been previously provided.

     6.14 Post-Employment Programs.  As soon as administratively practicable
          ------------------------
after the Distribution Date, HP shall provide Agilent, though hard copy, electronic format or such other mechanism as is appropriate under the circumstances, with a list detailing all Agilent Transferred Employees who are, to the best knowledge of HP, eligible to participate in the HP Post-Employment Programs as of the Distribution Date, and the type coverage and level of coverage for which they are eligible, as applicable. Effective as of the Distribution Date, Agilent shall be solely responsible for the Agilent Post-Employment Programs for Agilent Transferred Employees.

     6.15 HP Workers' Compensation Program.
          --------------------------------

          (a)  Administration of Claims.
               ------------------------

               (i) Through the Payroll Date or such other date as HP and Agilent may mutually agree, HP shall continue to be responsible for the administration of all claims that (A) are, or have been, incurred under the HP WCP before the Payroll Date by Agilent Employees ("Agilent WCP Claims"), and (B) have been historically administered by HP or its third party administrator.

               (ii) Effective as of the Payroll Date or such other date as HP and Agilent may mutually agree: (A) Agilent shall, to the extent Legally Permissible (as defined in Subsection 6.15(a)(iv) below), be responsible for the administration of all Agilent WCP Claims, and (B) HP shall be responsible for the administration of all Agilent WCP Claims not administered by Agilent pursuant to clause (A), regardless of whether it is under the self-insured or insured portion of the HP WCP. Any determination made, or settlement entered into, by or on behalf of either party or its insurance company with respect to Agilent WCP Claims for which it is administratively responsible shall be final and binding upon the other party. Agilent shall reimburse HP for any and all direct and indirect costs and expenses related thereto.

               (iii) Each party shall fully cooperate with the other with respect to the administration and reporting of Agilent WCP Claims, the payment of Agilent WCP Claims determined to be payable, and the transfer of the administration of any Agilent WCP Claims to the other party as determined under Subsection 6.15(a)(ii) above. Either party shall have the right to "Outsource" (i.e., transfer the administration of claims to a third party administrator or cause claims to be paid through insurance) any and all Agilent WCP Claims for which it is administratively responsible. HP has Outsourced administration of many Agilent WCP claims, as set forth in the relevant portion of Schedule 6.5(a). To the extent not otherwise set forth in Schedule 6.5(a), HP shall promptly notify Agilent of its intent to further Outsource such WCP Claims, and the material terms and conditions of the Outsourcing before the effective date thereof. HP shall use its commercially reasonably best efforts for and on behalf of Agilent to procure Outsourcing arrangements with its third party administrators, vendors, or insurance companies with the Material Features of each of HP's current Outsourcing arrangements. Agilent agrees, as of the Payroll Date, or such other date as Agilent and HP may mutually agree, to Outsource Agilent WCP Claims pursuant to arrangements procured by HP.

          (iv) For purposes of this Subsection 6.15(a), "Legally Permissible" shall be determined on a state-by-state basis, and shall mean that administration of Agilent WCP Claims by Agilent both (A) is permissible under the applicable state's workers' compensation laws (taking into account all relevant facts, including that Agilent may have a self-insurance certificate in that state), and (B) would not have a material adverse effect on HP's self-insurance certificate within that state. If it is determined that, in a particular state, it is Legally Permissible for Agilent to administer Agilent WCP Claims, then Agilent shall be responsible for the administration of all Agilent WCP Claims incurred in that state, whether previously administered by or on behalf of HP. If it is determined that, in a particular state, it is not Legally Permissible for Agilent to administer Agilent WCP Claims, then HP shall be responsible for the administration of all Agilent WCP Claims incurred in that state, whether previously administered by or on behalf of HP.

     (b)  Self-Insurance Status.
          ---------------------
          (i) HP shall amend its certificates of self-insurance with respect to workers' compensation and any other applicable policies to include Agilent until the Distribution Date, and Agilent shall fully cooperate with HP in obtaining such amendments. HP shall use its commercially reasonable best efforts to obtain self-insurance status for workers' compensation for Agilent effective as of the Distribution Date in those jurisdictions in which Agilent conducts business, in which HP is self-insured, and where HP and Agilent mutually agree that such status is beneficial to Agilent. Agilent hereby authorizes HP to take all actions necessary and appropriate on its behalf in order to obtain such self-insurance status. All costs incurred by HP in amending such certificates, including without limitation filing fees, adjustments of security and excess loss policies and amendments of safety programs, shall be shared pro rata by HP and Agilent.

          (ii) HP shall also arrange a contingent insured or other arrangement for payment of workers' compensation claims, into which Agilent shall enter if and to the extent that HP fails to obtain self-insured status for Agilent as provided in Subsection 6.15(b)(i) above, unless Agilent obtains another such arrangement that is effective as of the Distribution Date, in which event Agilent shall reimburse HP for any costs and expenses incurred by HP in procuring such contingent arrangement.

     (c)  Insurance Policy.
          ----------------
          (i) Effective as of the Payroll Date, in all states other than those states where Agilent is to be self-insured pursuant to Subsection 6.15(b) above, HP shall use its commercially reasonable best efforts to procure workers' compensation insurance policies on behalf of Agilent from the issuing insurance companies (as set forth in the relevant portion of Schedule 6.5(b)) or different insurance companies which are substantially identical in all Material Features to the policies previously maintained by HP; provided that the retention under such Agilent policies shall be as determined by Agilent.

          (ii) HP shall use its commercially reasonable best efforts to maintain the premium rates for all workers' compensation insurance policies for both HP and Agilent in effect for periods through the Distribution Date to be based on the aggregate number of employees covered under the workers' compensation insurance policies of both HP and Agilent. Any premiums due under the separate workers' compensation insurance issued to Agilent shall be payable by Agilent.


     (d)  Assumption of WCP Liabilities by Agilent.  Effective as of the Payroll
          ----------------------------------------
Date, Agilent shall assume and be solely responsible for all Liabilities for or relating to Agilent WCP Claims. Such Liabilities shall be determined and allocated as established in Schedule 6.15(d).

                                  ARTICLE VII

                         EQUITY AND OTHER COMPENSATION
                         -----------------------------


     7.1  HP Variable Pay Plan. Employees of the Agilent Business (including,
          --------------------
for this purpose, any employees of HP who are designated as employees of the Agilent Business for purposes of the Separation) shall cease their participation in the HP Variable Pay Plan effective November 1, 1999. Effective as of the Payroll Date, Agilent shall establish a replacement Agilent Variable Pay Plan for Agilent Employees and Agilent Transferred Employees for Agilent fiscal period(s) beginning on and after November 1, 1999 to be administered by the Compensation Committee of the Agilent Board of Directors in accordance with Code
Section 162(m).

     7.2  HP Options and Stock Appreciation Rights.
          ----------------------------------------

          (a)  Option Assumption by Agilent. At the Distribution Date, each
               ----------------------------
outstanding HP Option held by Agilent Transferred Employees, whether vested or unvested, other than Excluded Options (as defined in Subsection 7.2(b) below, together with any HP Options held by members of the Agilent Board of Directors with respect to which an assumption election (pursuant to Subsection 7.2(b) below) has been made, shall be, in connection with the Distribution, assumed by Agilent. Each HP Option so assumed by Agilent shall continue to have, and be subject to, the same terms and conditions set forth in the Stock Plans and as provided in the respective option agreements governing such HP Option as of the Distribution Date, except that (i) such HP Option shall be exercisable for that number of whole shares of Agilent common stock equal to the quotient of the number of shares of HP common stock that were issuable upon exercise of such HP Option as of the Distribution Date divided by the Ratio, rounded down to the nearest whole number of shares of Agilent common stock, and (ii) the per share exercise price for the shares of Agilent common stock issuable upon exercise of such assumed HP Option shall be equal to the product determined by multiplying the exercise price per share of HP common stock at which such HP Option was exercisable as of the Distribution Date by the Ratio, rounded up to the nearest whole cent.

          (b)  Excluded Options. Before the Distribution Date, HP shall offer to
               ----------------
Agilent Employees who hold HP Options that were granted before February 12, 1999, the opportunity to amend such HP Options so as to (i) waive the accelerated vesting and option cancellation that would otherwise occur under the HP Stock Plans in connection with the Distribution, and (ii) allow for the assumption of such HP Options by Agilent in accordance with Subsection 7.2(a) above. To the extent such Option holders do not agree to such amendment of their HP Options, such HP Options, together with HP Options held by Agilent Employees who retire from the HP Group (or, if applicable, the Agilent Group) before January 10, 2000 ("Excluded Options"), shall not be assumed under Subsection 7.2(a) above but shall instead be governed by the applicable HP Stock Plan. HP and Agilent shall agree on the treatment of HP Options held by Agilent Employees who retire on or after January 10, 2000, but before the Distribution Date.

          (c)  Certain Non-U.S. Optionees. Except as may otherwise be agreed
               --------------------------
upon by HP and Agilent and/or as set forth in Schedule 7.2(c), this Section 7.2 shall govern the treatment of HP Options held by non-U.S. Agilent Transferred Employees.

          (d)  Stock Appreciation Rights. At the Distribution Date, each HP
               -------------------------
stock appreciation right held by Agilent Employees, whether vested or unvested, other than HP stock appreciation rights held by Agilent Employees who have retired from the HP Group (or, if applicable, the Agilent Group) shall be, in connection with the Distribution, assumed by Agilent. Each HP stock appreciation right so assumed by Agilent shall continue to have, and be subject to, the same terms and conditions set forth in the Plans and in the respective stock appreciation rights agreement governing such HP stock appreciation right as of the Distribution Date, except that (i) such HP stock appreciation right shall be measured with reference to that number of whole shares of Agilent common stock equal to the quotient of the number of shares of HP common stock relating to such stock appreciation right divided by the Ratio, rounded down to the nearest whole number of shares of Agilent common stock, and (ii) the per share grant price for the Agilent stock appreciation right shall be equal to the product as determined by multiplying the grant price per share of the HP stock appreciation right by the Ratio, rounded up to the nearest whole cent. Stock appreciation rights that are not assumed under this Subsection 7.2(d) shall be governed by the applicable HP Stock Plan.

          (e)  Outside Director Options. Before the Distribution Date, HP shall
               ------------------------
offer to non-employee members of the Agilent Board of Directors who hold HP Options the opportunity to elect for Agilent to assume such HP Options in accordance with Subsection 7.2(a) above. To the extent such Option holders do not elect such an assumption of their HP Options, such HP Options shall not be assumed under Subsection 7.2(a) above but shall instead be governed by the applicable HP Stock Plan.

     7.3  HP Restricted Stock.  Except as otherwise provided herein and subject
          -------------------
to the terms of the applicable HP Stock Plans, on the Distribution Date, HP Restricted Stock (including any Agilent common stock issued with respect to such HP Restricted Stock in connection with the Distribution) held by Agilent Transferred Employees shall be forfeited in accordance with the terms of the applicable HP Stock Plans. Before the IPO, each Agilent Employee who holds HP Restricted Stock, shall be given the opportunity to elect to receive (a) Agilent Options as of the IPO, or (b) Agilent Restricted Stock at the Record Date, the Distribution Date, or such other date as HP and Agilent may determine. The value of an Agilent Employee's resulting Agilent Option or Agilent Restricted Stock award shall be substantially equivalent to the value of his or her forfeited HP Restricted Stock award determined (a) immediately before the IPO, in the case of Agilent Options, and (b) immediately before the Record Date, the Distribution Date, or such other date as HP and Agilent may determine, in the case of Agilent Restricted Stock, in either case such value to be reasonably determined by Agilent. The resulting Agilent Options or Agilent Restricted Stock, as applicable, shall vest under circumstances substantially identical to the vesting conditions applicable to the corresponding HP Restricted Stock, provided that, in the case of HP Restricted Stock that is subject to performance-based vesting, the resulting Agilent Options or Agilent Restricted Stock shall vest in a manner prescribed by Agilent, and provided further that HP and Agilent shall agree on the treatment with respect to HP Restricted Stock held by Agilent Employees who retire from the HP Group (or, if applicable, the Agilent Group) on or before the IPO or the Distribution Date, as applicable.

     7.4  Stock Purchase Plan.  Through January 31, 2000 or such later date as
          -------------------
HP and Agilent may mutually agree, Agilent Employees shall continue to participate in the HP Stock Purchase Plan. Effective on or before February 1, 2000, Agilent shall establish a Stock Purchase Plan for the benefit of Agilent Employees and Agilent Transferred Employees that is substantially similar in all Material Features to the corresponding HP Stock Purchase Plan. On the Distribution Date, unvested HP "Company Shares" (within the meaning of the HP Stock Purchase Plan), together with any Agilent common stock issued with respect to such HP Company Shares in connection with the Distribution, held by Agilent Transferred Employees shall be forfeited in accordance with the terms of the HP Stock Purchase Plan. As of the Distribution Date, each such Agilent Transferred Employee shall receive replacement Agilent Company Shares under the Agilent Stock Purchase Plan. The value of an Agilent Transferred Employee's resulting Agilent Company Shares shall be substantially equivalent to the value of his or her forfeited HP Company Shares (including any Agilent common stock issued with respect to such HP Company Shares in connection with the Distribution) determined immediately before the Distribution Date, such value to be reasonably determined by Agilent. The resulting Agilent Company Shares shall vest under circumstances substantially identical to the vesting conditions applicable to the corresponding HP Company Shares, provided that the restrictions on transfer applicable to the corresponding HP "Employee Shares" (within the meaning of the HP Stock Purchase Plan) shall not apply. In the event an Agilent Employee who is participating in the Agilent Stock Purchase Plan transfers employment to the HP Group before the Distribution Date, or in the event an HP Group Employee who is participating in the HP Stock Purchase Plan becomes an Agilent Employee before the Distribution Date, such individual's Stock Purchase Plan contributions and participation for the purchase period then in effect shall, directly or indirectly, transfer to the Stock Purchase Plan of whichever of HP or Agilent employs such individual on the last day of the applicable purchase period. HP and Agilent agree to cooperate with the other to coordinate any such transfer of Stock Purchase Plan participation.

     7.5  Stock Service Award Program.  Effective January 1, 2000, or such other
          ---------------------------
date as HP and Agilent may mutually agree, Agilent shall establish a stock service award program for Agilent Employees and Agilent Transferred Employees. The foregoing Agilent Plan shall be substantially identical in all Material Features to the comparable HP Plan as in effect immediately prior thereto.

     7.6  Cash Profit Sharing Program.  Through October 31, 1999, employees of
          ---------------------------
the Agilent Business (including, for this purpose, any employees of HP who are designated as employees of the Agilent Business for purposes of the Separation) shall continue to participate in the HP Cash Profit Sharing Program as may be in effect from time to time and HP shall retain all Liabilities relating thereto. Effective on and after November 1, 1999, Agilent shall provide a Cash Profit Sharing Program for the benefit of Agilent Employees and Agilent Transferred Employees which has the Material Features of the HP Cash Profit-Sharing Program. An Agilent Employee who transfers employment to the HP Group after the Payroll Date but before the Distribution Date, or an HP Group employee who becomes an Agilent Employee after the Payroll Date but before the Distribution Date, shall receive a profit sharing benefit as calculated and paid under the Cash Profit Sharing Program of whichever of HP or Agilent employs such individual on the last day of the applicable fiscal half, based on the individual's eligible compensation for the entire profit sharing period. Whichever of HP or Agilent pays such benefit shall be entitled to reimbursement from the other based on the portion of such benefit that relates to a transferred employee's pre-transfer service. HP and Agilent agree to cooperate with the other to calculate such profit sharing benefits and in connection with cost reimbursement policies and procedures.

                                 ARTICLE VIII

                           FRINGE AND OTHER BENEFITS
                           -------------------------

     8.1  Employee Assistance Program.  HP shall use its commercially reasonable
          ---------------------------
best efforts for and on behalf of Agilent to procure, effective as of the Distribution Date or such other date as HP and Agilent may mutually agree, contracts and/or arrangements with HP's vendors that contain the Material Features of HP's contracts and/or arrangements providing for an employee assistance program. Agilent shall enter into such contracts and/or arrangements as procured by HP. Agilent shall cease to be a Participating Company in the HP employee assistance program coincident with Agilent's establishment of the Agilent employee assistance program. Agilent shall reimburse HP for any and all direct and indirect costs and expense related to its participation in the HP employee assistance program and HP's procurement of any and all contracts and/or arrangements on behalf of Agilent.

     8.2  Educational Assistance Program.  Effective as of the Payroll Date or
          ------------------------------
such other date as Agilent and HP may mutually agree, Agilent shall provide an Agilent educational assistance program to Agilent Employees which has the Material Features of the HP educational assistance program. Agilent shall cease to be a Participating Company in the HP educational assistance program coincident with Agilent's establishment of the Agilent educational assistance program. At such time, any and all outstanding approved reimbursements under the HP educational assistance program for Agilent Employees shall be made by Agilent. Furthermore, Agilent shall reimburse HP for any and all direct and indirect costs and expenses related to its participation in the HP educational assistance program.

     8.3  Adoption Assistance Program.  Effective as of the Payroll Date,
          ---------------------------
Agilent shall provide an Agilent adoption assistance program to Agilent Employees which has the Material Features of the HP adoption assistance program. As of the Payroll Date, the HP adoption assistance program shall cease to provide reimbursement to any Agilent Employees and any and all outstanding approved reimbursements shall be made by Agilent.

     8.4  Cafeteria and Related Subsidies.  HP shall continue to make its
          -------------------------------
cafeterias, vending machines, catering services, and other food or beverage provision facilities or systems (collectively, "Food Subsidy Programs"), available to Agilent Employees on substantially similar terms and conditions as are offered to employees of the HP Group until the Distribution Date. HP and Agilent shall use their commercially reasonable best efforts to mutually agree on the appropriate methods and/or processes to ensure continued tax-favored status of HP's Food Subsidy Programs under the Code. Agilent shall reimburse HP for any and all direct and indirect costs and expenses related to allowing Agilent access to HP's Food Subsidy Program.

     8.5  Credit Union.  HP shall use its commercially reasonable best efforts
          ------------
to make the HP Employees' Federal Credit Union available to Agilent Employees on substantially similar terms and conditions as are offered to employees of the HP Group, through such date as Agilent and HP mutually agree. Agilent shall reimburse HP for any and all direct and indirect costs and expenses related thereto.

     8.6  Employee Product Discounts.  HP shall make qualified employee
          --------------------------
discounts available to Agilent Employees on substantially similar terms and conditions as such discounts are made available to employees of the HP Group through the Distribution Date. Agilent shall reimburse HP for any and all direct and indirect cost and expenses relating thereto.

     8.7  Employee Scholarship Program.  Through April 30, 2000, HP shall
          ----------------------------
continue to maintain and administer the HP employee scholarship program on substantially the same terms and conditions as are currently in effect. Through the Distribution Date, Agilent shall continue to withhold payroll deductions for the HP employee scholarship program from Agilent Employees on the same terms and conditions as are currently in effect. The annual selection made in April or May, 2000 of eligible recipients for the HP employee scholarship program shall be made from a pool of both Agilent and HP employees and shall be funded by the HP employee scholarship program. Effective on May 1, 2000, Agilent Transferred Employees shall no longer be eligible to participate in the HP employee scholarship program. Effective on May 1, 2000, Agilent shall provide an Agilent employee scholarship program to Agilent Transferred Employees which has the Material Features of the HP employee scholarship program and to which Agilent Employees and Agilent Transferred Employees payroll deductions shall be contributed.

     8.8  Recreational Properties.  HP shall transfer title to certain of its
          -----------------------
recreational facilities pursuant to Exhibit H to the Separation Agreement. HP and Agilent mutually agree to establish policies to permit the employees of the other party access to the recreational properties and facilities and to allocate between them the costs and expenses associated therewith.

     8.9  HP-Owned and Operated Aircraft.  HP and Agilent shall use their
          ------------------------------
commercially reasonable best efforts to determine the terms and conditions pursuant to which Agilent shall be entitled to use HP-owned and operated aircraft through the Distribution Date or such other date as HP and Agilent may mutually agree. Agilent shall reimburse HP for any and all direct and indirect costs and expenses associated with the use by Agilent of HP-owned and operated aircraft. Provided, however, that such terms, conditions and reimbursements shall be consistent with all of the following: (a) Subpart F of Part 91 of the Federal Aviation Regulations, as amended from time to time; and (b) the representations made in, or arising from, HP's request for a private letter ruling filed with the IRS under cover letter dated March 31, 1999.

     8.10 HP-Owned Cars.  HP and Agilent shall use their commercially reasonable
          -------------
best efforts to determine the terms and conditions pursuant to which Agilent shall be entitled to use HP-owned cars through the Distribution Date or such other date as HP and Agilent may mutually agree.

     8.11 Other Benefits.  To the extent that HP maintains, sponsors or provides
          --------------
other fringe benefits including, without limitation the benefits specified in
Schedule 8.11 to its employees, then HP shall, to the extent permitted by law, continue to make such benefits available to Agilent Employees on substantially similar terms and conditions as are offered to the employees of the HP Group through the Distribution Date or such other date upon which Agilent and HP mutually agree. Agilent shall reimburse HP for any and all direct and indirect costs and expenses arising out of or relating to making any such fringe benefits available to its employees. Agilent and HP agree to make commercially reasonable best efforts to mutually agree on whether, when, and on what terms any member of the Agilent Group shall maintain, sponsor or offer fringe benefits.

     8.11 Other Benefits. To the extent that HP maintains, sponsors or provides
          --------------
other fringe benefits including, without limitation the benefits specified in
Schedule 8.11 to its employees, then HP shall, to the extent permitted by law, continue to make such benefits available to Agilent Employees on substantially similar terms and conditions as are offered to the employees of the HP Group through the Distribution Date or such other date upon which Agilent and HP mutually agree. Agilent shall reimburse HP for any and all direct and indirect costs and expenses arising out of or relating to making any such fringe benefits available to its employees. Agilent and HP agree to make commercially reasonable best efforts to mutually agree on whether, when, and on what terms any member of the Agilent Group shall maintain, sponsor or offer fringe benefits.

this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

     9.4  Reporting and Disclosure Communications to Participants. While Agilent
          -------------------------------------------------------
is a Participating Company in the HP Plans, Agilent shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all HP Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the HP Plans and Agilent Plans. Agilent shall reimburse HP for the costs and expenses relating to the copies of all such documents provided to Agilent, except to the extent such costs are charged pursuant to Section 9.1 (or are otherwise addressed in this Agreement) or pursuant to an Ancillary Agreement. Agilent shall assist, and Agilent shall cause each other applicable member of the Agilent Group to assist, HP in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the HP Plans, where applicable.

     9.5  Audits Regarding Vendor Contracts. From the period beginning as of the
          ---------------------------------
Distribution Date and ending on such date as HP and Agilent may mutually agree, HP and Agilent and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the HP Health and Welfare Plans and the Agilent Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. HP and Agilent shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

     9.6  Employee Identification Numbers. Until the Distribution Date, HP and
          -------------------------------
Agilent shall not change any employee identification numbers assigned by HP. HP and Agilent mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of HP or Agilent shall not be duplicated between HP and Agilent.

     9.7  Beneficiary Designations. Subject to Section 9.10, all beneficiary
          ------------------------
designations made by Agilent Employees and Agilent Transferred Employees for the HP Plans shall be transferred to and be in full force and effect under the corresponding Agilent Plans until such beneficiary designations are replaced or revoked by the Agilent Employees and Agilent Transferred Employee who made the beneficiary designation.

     9.8  Requests for IRS and DOL Opinions. HP and Agilent shall make such
          ---------------------------------
applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Agilent and HP shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which HP and/or Agilent elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

     9.9   Fiduciary Matters. HP and Agilent each acknowledge that actions
           -----------------
contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

     9.10  Consent of Third Parties. If any provision of this Agreement is
           ------------------------
dependent on the consent of any third party (such as a vendor) and such consent is withheld, HP and Agilent shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, HP and Agilent shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

     9.11  World Wide Web. Through the Distribution Date or such other date as
           --------------
Agilent and HP may mutually agree, HP shall make its intranet site available to Agilent Employees on substantially the same terms as such intranet site is made available to HP Employees. Agilent shall reimburse HP for any and all costs and expenses related thereto. HP and Agilent shall use their commercially reasonable best efforts to mutually agree on the appropriate methods for Agilent to establish its own intranet site.

     9.12  Tax Cooperation. In connection with the interpretation and
           ---------------
administration of this Agreement, HP and Agilent shall take into account the agreements and policies established pursuant to the Separation Agreement and the parties' intent to qualify the Distribution as a tax-free reorganization under Code Sections 368(a)(1)(D) and 355.

                                   ARTICLE X

                          EMPLOYMENT-RELATED MATTERS
                          --------------------------


     10.1  Terms of Agilent Employment. All basic terms and conditions of
           ---------------------------
employment for Agilent Employees and Agilent Transferred Employees including, without limitation, their pay and benefits in the aggregate, shall remain substantially the same as the terms and conditions that were in place when the Agilent Employee or Agilent Transferred Employee was employed by the HP Group, as applicable. Notwithstanding the foregoing, Agilent Employees and Agilent Transferred Employees shall be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by Agilent. In addition, nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of any of the employees of the HP Group or the Agilent Group.

     10.2  HR Data Support Systems. HP shall provide human resources data
           -----------------------
support for Agilent Employees and Agilent Transferred Employees for a period mutually agreed upon between HP and Agilent. HP and Agilent each reserves the right to discontinue Agilent's access to any HP human resources data support systems with reasonable notice. Agilent agrees to fully reimburse HP for any and all associated costs and expenses relating to its use of the HP human resources data support systems.

     10.3  Non-Solicitation of Employees. Subject to Section 5.12 of the
           -----------------------------
Separation Agreement, HP and Agilent each agree not to directly solicit or recruit the other party's employees for a period of two (2) years following the Distribution Date, if such solicitation or recruitment would be disruptive or damaging or would interfere with the operation or business of the other party. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either: (a) as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

     10.4  Employment of Employees with U.S. Work Visas. Agilent Employees who,
           --------------------------------------------
on the Payroll Date, are employed in the U.S. pursuant to a work or training visa which authorizes employment only by the HP Group shall remain employed by the HP Group until the visa is amended or a new visa is granted to authorize employment by the Agilent Group and, at that time, shall become an employee of the Agilent Group with substantially similar rights as all other Agilent Employees. During the period from the Payroll Date until the amended or new visa is issued, such employee shall continue to participate in HP Plans and Agilent shall, as and when invoiced by HP, promptly reimburse HP for its direct and indirect costs and expenses relating to compensation and benefits.

     10.5  Confidentiality and Proprietary Information. No provision of the
           -------------------------------------------
Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the HP non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the HP Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

     10.6  FTO. Effective as of the Payroll Date, Agilent shall establish the
           ---
Agilent FTO policy which is substantially identical in all Material Features to the HP FTO policy. Effective as soon as administratively practicable after the Payroll Date, HP shall transfer to Agilent all data and information relating to the HP FTO policy. Effective as soon as administratively practicable following the Payroll Date (or such other date as HP and Agilent may mutually agree), Agilent shall assume all Liabilities attributable to Agilent Employees under the HP FTO policy. In the event that an HP Employee or Agilent Employee transfers his or her employment to the other party before the Distribution Date, such transfer of employment shall not result in a payout or constitute a termination event for purposes of the FTO policy, and no duplication of benefits shall occur as a result of any such transfer of employment between HP and Agilent. Furthermore, the Liability attributable to any Agilent Employee or HP Employee who transfers employment between HP and Agilent prior to the Distribution Date shall be assumed by the employer subsequent to the transfer.

     10.7  Accrued Payroll, Bonuses, Profit Sharing and Commissions. HP shall
           --------------------------------------------------------
retain all Liabilities relating to, arising out of, or attributable to payroll, bonuses, profit sharing and commissions accrued by employees of the Agilent Business through October 31, 1999. HP and Agilent shall agree on the manner and method of payment for all payroll, bonuses, profit sharing and commissions agreed to on behalf of employees who have been employed in the Agilent Business on or before October 31, 1999. Effective on and after the Payroll Date, Agilent shall establish its own payroll system for Agilent Employees. Effective on and after November 1, 1999, Agilent shall establish its own commission policy for Agilent Employees.

     10.8  Payroll and Withholding.
           -----------------------

           (a)  Income Reporting, Withholding. HP and Agilent will use their
                -----------------------------
commercially reasonable best efforts to cause the HP human resources management system ("HRMS") to be split into two separate systems on the Payroll Date. Agilent shall perform the income reporting and withholding function under its own employer identification number for Agilent Employees and other service providers, commencing with service periods beginning on or after the Payroll Date. HP shall perform the income reporting and withholding function for HP Employees and other service providers.

           (b)  Delivery of, and Access to, Documents and Other Information.
                -----------------------------------------------------------
Concurrently with the Payroll Date, HP shall cause to be delivered to Agilent, the employee information set forth on all Forms W-4 executed by HP Employees designated as Agilent Employees as of the Payroll Date. For the period beginning on the Payroll Date and ending on the Distribution Date (and for such additional period as HP and Agilent may mutually agree), HP shall make reasonably available to Agilent all forms, documents or information, no matter in what format stored, relating to compensation or payments made to any employee or service provider of Agilent. Such information may include, but is not limited to, information concerning employee payroll deductions, payroll adjustments, records of time worked, tax records (e.g., Forms W-2, W-4, 940 and 941), and information concerning garnishment of wages or other payments. Agilent agrees to fully reimburse HP for the cost associated with such availability and access.

           (c)  Consistency of Tax Positions; Duplication. HP and Agilent shall
                -----------------------------------------
individually and collectively make commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers' compensation contributions, or unemployment contributions arising on or after the Payroll Date. HP and Agilent shall take consistent reporting and withholding positions with respect to any such taxes or contributions.

     10.9  Personnel and Pay Records. For the period beginning on the Payroll
           -------------------------
Date and ending on the Distribution Date (and for such additional period as HP and Agilent may mutually agree), HP shall make reasonably available to Agilent, subject to applicable laws on confidentiality and data protection, all current and historic forms, documents or information, no matter in what format stored, relating to pre-Distribution Date personnel, medical records, and payroll information. Such forms, documents or information may include, but is not limited to: (a) information regarding an Agilent Employee's ranking or promotions; (b) the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting an employee's or service provider's compensation; and (c) performance evaluations. Agilent shall fully reimburse HP for the cost associated with such availability and access.

     10.10 Unemployment Insurance Program.
           ------------------------------

           (a)  Coverage Through Distribution Date. Unless otherwise directed by
                ----------------------------------
Agilent, HP shall use its commercially reasonable best efforts to cause Agilent to be covered under the HP Unemployment Insurance Program through the Distribution Date. Agilent shall reimburse HP for its allocable share of fees paid and related costs and expenses by HP to its unemployment insurance vendor(s) for services rendered during such period. Agilent shall cooperate with the unemployment insurance vendor(s) by providing information in its possession that is necessary for administration of the HP Unemployment Insurance Program.

           (b)  Coverage Post-Distribution Date. Before the Distribution Date,
                -------------------------------
HP shall use its commercially reasonable best efforts for and on behalf of Agilent to procure an agreement with its unemployment insurance vendor(s) with the Material Features of the HP unemployment insurance agreement, including, without limitation, administration of all unemployment compensation claims of Agilent Transferred Employees and Agilent Employees, regardless of whether such claims were filed before, on, or after the Distribution Date.

           (c)  Tax Experience Rating. Unless otherwise directed by Agilent, HP
                ---------------------
shall take commercially reasonable best efforts to assist Agilent as well as all members of the Agilent Group in retaining the HP experience rating on or after the Payroll Date.

     10.11 Non-Termination of Employment; No Third-Party Beneficiaries. No
           -----------------------------------------------------------
provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Agilent

Employee, Agilent Transferred Employee or other future, present or former employee of HP or Agilent under any HP Plan or Agilent Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of Agilent or any member of the Agilent Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between HP and Agilent before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

     10.12  Employment Litigation.
            ---------------------

            (a)  Claims to be Transferred to Agilent. On the Separation Date,
                 -----------------------------------
the legal responsibility for claims identified in Schedule 10.12(a) shall be transferred in their entirety from HP to Agilent. Thereafter, Agilent shall assume the defense of these claims. Agilent hereby indemnifies, defends and holds harmless HP against these claims. Agilent shall reimburse HP for any reasonable attorneys' fees and other expenses reasonably incurred by HP subsequent to the Separation Date in connection with investigating and/or defending against any such claim, including, without limitation, reimbursement for any services provided by members of the HP legal staff.

            (b)  Claims to be Jointly Defended by HP and Agilent. HP and Agilent
                 -----------------------------------------------
shall jointly defend the claims identified in Schedule 10.12(b); provided, however, that (i) Agilent shall indemnify and hold harmless HP against any judgments entered against HP on the claims identified in Schedule 10.12(b) or settlements of the claims identified in Schedule 10.12(b), provided, however, that HP shall not compromise or settle any such claim regarding Agilent Employees without the prior consent of Agilent, which such consent shall not be unreasonably withheld or delayed, and provided further, however, that such compromise or settlement shall release Agilent in full from any further liability with respect to such claim; and (ii) Agilent and HP shall share pro rata the attorneys' fees and all other expenses reasonably incurred subsequent to the Separation Date in connection with defending against the unemployment claims identified in Schedule 10.12(b) based on the number of employees of each organization that are claimants in the litigation.

            (c)  Unscheduled Claims. Agilent shall have the sole responsibility
                 ------------------
for all employment-related claims regarding Agilent Employees and Agilent Transferred Employees that exist, or come into existence, on or after the Separation Date arising out of or relating to their employment in the Agilent Business or the Agilent Group.

                                  ARTICLE XI

                              GENERAL PROVISIONS
                              ------------------

     11.1  Effect if Payroll, Separation, IPO and/or Distribution Does Not
           ---------------------------------------------------------------
Occur. Subject to Section 11.8, if the Separation, IPO and/or Distribution does
-----
not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Payroll Date, Separation Date, IPO, and/or Distribution Date, or otherwise in connection with the Separation, IPO and/or Distribution, shall not be taken or occur except to the extent specifically agreed by Agilent and HP.

     11.2  Relationship of Parties. Nothing in this Agreement shall be deemed or
           -----------------------
construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     11.3  Affiliates. Each of HP and Agilent shall cause to be performed, and
           ----------
hereby guarantee the performance of, any and all actions of the HP Group or the Agilent Group, respectively.

     11.4  Incorporation of Separation Agreement Provisions. The following
           ------------------------------------------------
provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation Agreement): Section 5.4 (relating to Agreement for Exchange of Information);
Section 5.9 (relating to Dispute Resolution); Section 5.11 (relating to No Representation and Warranty); Article V (relating to Covenants and Other Matters); and Article VI (relating to Miscellaneous) other than Section 6.3 (relating to Governing Law).

     11.5  Governing Law. To the extent not preempted by applicable federal law,
           -------------
this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of law principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, performance and remedies.

     11.6  Severability. If any term or other provision of this Agreement is
           ------------
determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

     11.7  Amendment. The Board of Directors of Agilent and HP may mutually
           ---------
agree to amend the provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. Accordingly, each Board hereby gives its Vice President, Human Resources the full power and authority to mutually adopt an amendment to this Agreement (subject to each of their authority to amend Plans).

     11.8  Termination. This Agreement may be terminated at any time prior to
           -----------
the IPO Closing Date by and in the sole discretion of HP without the approval of Agilent. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of HP and Agilent. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

     11.9  Conflict. In the event of any conflict between the provisions of this
           --------
Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control. In the event of any conflict between the provisions of this Agreement and any Local Agreement, the provisions of the Local Agreement shall control.

     11.10 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                    HEWLETT-PACKARD COMPANY

                                    By: /s/ Ann O. Baskins
                                        ----------------------------------------
                                    Name: Ann O. Baskins
                                          --------------------------------------
                                    Title: Associate General Counsel and
                                           -------------------------------------
                                           Assistant Secretary

                                    AGILENT TECHNOLOGIES, INC.

                                    By: /s/ Craig Nordlund
                                        ----------------------------------------
                                    Name: Craig Nordlund
                                          --------------------------------------
                                    Title: Senior Vice President, General
                                           -------------------------------------
                                           Counsel and Secretary


                [Signature Page to Employee Matters Agreement]

                                 SCHEDULE 1.40
                           HEALTH AND WELFARE PLANS

     Business Travel Accident Insurance
     Cafeteria Plan
     COBRA Program
     Community Dental Network ("CDN")
     Continued Group Medical Program
     Dental Plan II
     Dependent Care Reimbursement Plan
     Group Universal Life Plan
     Health Care Reimbursement Plan
     HMOs (as set forth more fully in Schedule 6.5(c))
     Income Protection Plan (STD & LTD)
     -  California Voluntary Plan
     -  New Jersey Voluntary Plan
     -  New York Voluntary Plan
     Leave of Absence Programs
     -  FMLA Leave
     -  Medical Leave
     -  Military Leave
     -  Personal Leave
     Long Term Care Plan
     Medical Plan Option A
     Medical Plan Option B
     Redeployment/Alternate Offer Program
     Regular Dental Plan
     SeniorMed Program
     Supplemental Income Protection Plan
     Survivor Protection Plan
     -  Accidental Death & Dismemberment ("AD&D")
     -  HP Life Insurance
     -  Retiree Life
     Voluntary Severance Incentive Plan
     Workers' Compensation Program

                              SCHEDULE 6.1(a)(i)

                       ACTUARIAL ASSUMPTIONS FOR HP VEBA

                      INCOME PROTECTION PLAN LIABILITIES

Actuarial Assumptions:
---------------------

1. Interest Rate: An interest rate of seven percent (7%) per annum is used for discounting.

2. Termination of Disability Through Death or Recovery: The 1987 Commissioner's Group Disability Tables are used (Transactions, Society of Actuaries, Vol. XXXIX, 1987).

3. Short-Term Disabilities: Statistics compiled by HP are assumed to accurately reflect the Plan's short-term disability experience.

4. Unknown Payment Amounts: It is assumed that the average monthly payment for long-term disability claims with unknown claims will increase linearly over time.

5. Benefit Offsets: All short-term disabilities that are assumed to progress to long-term disability status and all long-term claims with unknown claim amounts are reduced by Social Security implicitly through the linear regress used to determine unknown payment amounts.

6.   Short-Term Disabilities Expected to Progress to Long-Term Disability
     Status: A number of disabilities equal to the number of known disabilities in the twelve (12)-month period ending twelve (12) months prior to the Distribution Date are assumed to progress to long-term status.

7. Administrative Expenses: Assumed at approximately three and one-half percent (3.5%) of benefit costs.

Methods:
-------

Long-term disability reserves are determined from open long-term disability claims and those short-term disability claims that are assumed to progress to long-term disability status. The actual claim amount is valued, if known. An assigned amount, determined using the assumptions described above, is valued for unknown claim amounts. The full present value of future claim payments is determined based upon the interest rate and termination of disability assumptions.

Short-term disability reserves for known short-term disability claims are valued based upon (1) expected future duration of the disability, (2) the average weekly payment, and (3) the number of such known, open claims.

Short-term disability reserves for unknown short-term disability claims are valued based upon (1) the average duration of the short-term disability claims paid, (2) the average weekly benefit, (3) the number of claims received in the measurement period, estimated at thirty-eight percent (38%) of open claims, and
(4) the number of working days necessary to process a new claim.

                              SCHEDULE 6.1(a)(ii)

                       ACTUARIAL ASSUMPTIONS FOR HP VEBA

                     SURVIVOR PROTECTION PLAN LIABILITIES

Actuarial Methods and Assumptions
---------------------------------

1. Interest Rate: An interest rate of seven percent (7%) per annum is used for discounting.

2. Mortality of Disabled Employees: Table V-A, of the Pension Benefit Guaranty Corporation, for Disabled Male Participants Receiving Social Security Disability Benefits.

3. Mortality of Nondisabled Employees: 1983 Group Annuity Mortality Table Graduated, Unloaded Rates.

4. Preretirement Turnover: Rates used in the HP RP valuation. Rates are based upon a combination of age and service. Employees eligible for retirement benefits are assumed to retire in accordance with the retirement probabilities.

5. Retirement: Rates used in the HP RP valuation. Early retirement starts at age fifty five (55) with one hundred percent (100%) probability of retirement assumed at age seventy (70). Employees not eligible for retirement benefits are assumed to turn over in accordance with the preretirement turnover probabilities.

Methods
-------

Known claims reserves for continued protection for disabled employees are determined from open disabled life claims. Unknown claims reserves for continued protection for disabled employees are determined from those claims that were opened in 1998 and the first half of 1999. Those claims have been assumed to be equal in number and in average benefit to claims that were open but unknown on the Distribution Date.

The past service liability for retiree death benefit protection is valued using the Projected Unit Credit method. Under the Projected Unit Credit method, the present value of future benefits is equal to the discounted value of the retiree death benefit. That value is prorated over the working lifetime of the employee. The portion of the proration that is attributable to past service is called the Accumulated Benefit Obligation. All of the present value of future benefits is included in the Accumulated Benefit Obligation for retired employees. The present value of vested benefits is equal to the present value of future benefits for those employees who have satisfied the Plan's age and service retirement criteria, zero (0) for other employees.

                                             SCHEDULE 6.5(a)

                                        THIRD PARTY ASO CONTRACTS

-------------------------------    -------------------------------------     -------------------------------------
             Plan                                  Vendor                                   Services
-------------------------------    -------------------------------------     -------------------------------------
Medical Plan Option A              HealthCare Compare                        Claims Administration
Medical Plan Option B                  Administrative Services, Inc.
Regular Dental Plan                               "
Dental Plan II                     Automatic Data Processing, Inc.           Open Enrollment Administration
Continued Group Medical            dba:
     Program (non-HMO)                 BADP
SeniorMed Program (non-HMO)            BJohnson & Higgins
                                          Kirke-Van Orsdel, Inc.
                                          ("J&H/KVI")
                                       BHealth Benefits of America
-------------------------------    -------------------------------------     -------------------------------------
Continued Group Medical Program    Automatic Data Processing, Inc.           Premium Collection
Senior Med Program                 dba:
Leave of Absence Program               BADP                                     and
     (Medical Benefits)                BJohnson & Higgins/Kirke-
COBRA Program                             Van Orsdel, Inc.                   Open Enrollment
                                          ("J&H/KVI")                        Administration
                                       BHealth Benefits of America
-------------------------------    -------------------------------------     -------------------------------------
Medical Plan Option A              Geo Access, Inc.                          Provides and maintains online
Medical Plan Option B                                                        database of service providers
Regular Dental Plan                                                          available under all indicated plans.
Dental Plan II
HMOs
-------------------------------    -------------------------------------     -------------------------------------
Income Protection Plan (STD &      Voluntary Plan                            Claims Administration
     LTD)                          Administrators, Inc. ("VPA")
     BCalifornia Voluntary Plan
     BNew York Voluntary Plan
     BNew Jersey Voluntary Plan
-------------------------------    -------------------------------------     -------------------------------------
Group Universal Life Plan          Kirke Van Orsdel, a division of           Premium Collection and Claims
                                   Seabury & Smith, Inc. (KVI)               Administration
-------------------------------    -------------------------------------     -------------------------------------
Long Term Care Plan                U.S. Care, Inc.                           Eligibility Determination and
                                                                             Claims Administration
-------------------------------    -------------------------------------     -------------------------------------
Health Care Reimbursement          United HealthCare Insurance Company       Claims Administration
     Plan
Dependent Care Reimbursement
     Plan
-------------------------------    -------------------------------------     -------------------------------------
Workers' Compensation Program      Sedgwick CMS, Inc. (Non-CA)               Claims Administration
                                   Presidium Inc. (CA)
-------------------------------    -------------------------------------     -------------------------------------

                                SCHEDULE 6.5(b)
                           GROUP INSURANCE POLICIES

-----------------------------------------------------------------------------
            Plan                                     Insurer
-----------------------------------------------------------------------------
  HP Life Insurance                    Connecticut General Life Insurance
    Retiree Life                         Company (CIGNA)
-----------------------------------------------------------------------------
  Group Universal Life Plan            Connecticut General Life Insurance
                                         Company (CIGNA)
-----------------------------------------------------------------------------
  Business Travel Accident             UNUM Life Insurance Company of America
    Insurance                            (UNUM)
-----------------------------------------------------------------------------
  Workers' Compensation                Old Republic Insurance Company
    Program                            General Reinsurance Company
                                       The Travelers Insurance Companies
-----------------------------------------------------------------------------

                                SCHEDULE 6.5(c)

                           THIRD PARTY HMO CONTRACTS

Aetna U.S. Healthcare
AmeriHealth HMO, Inc.
Av-Med Health Plan
Blue Choice Healthcare Plan
Capital District Physicians Health Plan
Care Choices/Mercy Health Plans
ChoiceCare Health Plans, Inc.
CIGNA HealthCare of Colorado
CIGNA Healthcare/COMED
ConnectiCare, Inc.
FreeState Health Plan, Inc.
Group Health Cooperative of Puget Sound
Group Health Northwest
Harvard Pilgrim Health Care
Health Alliance Plan of Michigan
HealthAmerica PA, Inc.
Health Net
Health Plan of the Redwoods
HealthPlus
Healthsource New Hampshire
HMO Blue New England
HMO Blue of Idaho
HMO Illinois
Humana (Louisville)
Humana Health Plans of Puerto Rico
Humana/Wisconsin Health Organization
Independent Health
Intergroup of Arizona
Intergroup of Utah, Inc.
Kaiser Permanente-California
Kaiser Permanente-Colorado
Kaiser Permanente-Georgia
Kaiser Permanente-Hawaii
Kaiser Permanente-Mid-Atlantic States
Kaiser Permanente-North Carolina
Kaiser Permanente-NW Region
Lifeguard, Inc.
Matthew Thornton Health Plan, Inc.
Medica Choice
Medica Primary
Optimum Choice, Inc.
Oxford Health Plans
PacifiCare of California
PacifiCare of Colorado
PacifiCare of Oregon
PacifiCare of Texas
Preferred Care
Prepaid Health Plan (PHP)
Principal Health Care of Kansas City
Prudential HealthCare
Prudential HealthCare HMO
Prudential HealthCare of Indiana
QualChoice
QualMed
Regence HMO Oregon
Rush Prudential Health Plans
Texas Health Choice
Tufts Health Plan
United Health Care of Alabama
United HealthCare of Georgia
United HealthCare of the Midlands
United HealthCare of the Midwest, Inc.
United HealthCare of Ohio-Columbus
United HealthCare of Ohio-Dayton

                                SCHEDULE 6.6(a)

                       ASSUMPTIONS FOR HP LONG-TERM CARE

                               PLAN LIABILITIES

1. Administrative Expenses - Seven Dollars and Forty Three Cents ($7.43) per member per month. Administrative expenses are assumed to increase for inflation at three percent (3%) per year.

2.   Voluntary Termination - three percent (3%) per year

3.   Mortality -  1983 Group Annuity Mortality Table

4.   Morbidity

     Incidence and continuance rates are based on the 1985 Nursing Home Study adjusted based on insurer experience, other studies and the effect of additional benefits. Sample rates of incidence (probability of disability) and severity (present value of incurred claims) are as follows:

                  Rate of   Present Value of
     Age        Disability   Incurred Claim
   -------      ----------   --------------

                                   $80          $120     $160
                                   ---          ----     ----

     35          .000579          25,404       45,755   65,002
     45          .001569          24,645       45,190   66,813
     55          .002109          24,595       45,972   71,094
     65          .006623          25,562       47,959   72,627
     75          .029038          26,576       49,589   71,825
     85          .109395          26,384       47,861   66,779
     95          .189596          24,854       44,236   60,157

5.   Discount Rate - six percent (6%)

                               SCHEDULE 6.15(d)

                                  WCP CLAIMS

                        ACCRUED LIABILITIES ALLOCATION

HP Risk Management provides direction to liability programs within HP that generate claims. These claims usually extend beyond a year. Federal regulations require HP to estimate the ultimate cost of those claims and to accrue that future cost on the books at a consolidated level.

Basis of Calculation: Actuarial analysis using the past ten (10) years of HP claims history, supplemented by insurance industry data. Accrued amounts represent projected ultimate claims cost, with an approximate eighty percent (80%) confidence level. The worker's compensation accrual amount has been discounted to NPV at sixty-five percent (65%) in accordance with tax and accounting rules.

Self-Insured Liabilities to be Allocated:

---------------------------------------------------------------------------------------

Liability              Estimated as of October 31,   Proposed HP    Proposed Agilent
                       1999
---------------------------------------------------------------------------------------
Workers' Compensation  $50M                          $28M           $22M
 Liability
---------------------------------------------------------------------------------------

Historical Basis of Allocation Distribution:

1.   Worker's Compensation:  Distributed to entity on a performance based model.

     a. Seventy-five percent (75%) on a three (3) year claims frequency severity

     b.   Twenty-five percent (25%) exposure headcount and payroll

2.   Proposed Basis of Allocation to HP and Agilent:

     Use of existing model with the inclusion of proportionate share of corporate and AGO costs

                                SCHEDULE 7.2(c)

                       OPTIONS HELD BY CERTAIN NON-U.S.

                         AGILENT TRANSFERRED EMPLOYEES

United Kingdom
--------------

     Notwithstanding anything in Section 7.2 to the contrary, and unless otherwise mutually agreed by HP and Agilent, United Kingdom ("UK") Agilent Employees holding UK approved HP Options shall not be eligible for assumption by Agilent; such HP Options shall remain exercisable in accordance with the terms of the applicable HP Stock Plan; provided, however, that the exercise price and the number of shares of HP common stock relating to such HP Options shall not be adjusted by HP in connection with the Distribution. UK Agilent Transferred Employees who (i) are actively employed by or on leave of absence from, the Agilent Group as of the Distribution Date, and (ii) hold such HP Options shall receive additional Agilent Stock Options as of the Distribution Date for a number of shares of Agilent common stock and with exercise prices that are reasonably determined by Agilent to provide a value which, when added to the value of such HP Options immediately after the Distribution Date, provides value that is substantially equivalent to the value of such HP Options immediately prior to the Distribution Date.

France
------

     Notwithstanding anything in Section 7.2 to the contrary, and unless otherwise mutually agreed by HP and Agilent, French Agilent Employees holding HP Options shall not be eligible for assumption by Agilent; such HP Options shall remain exercisable in accordance with the terms of the applicable HP Stock Plan; provided, however, that the exercise price and the number of shares of HP common stock relating to such HP Options shall not be adjusted by HP in connection with the Distribution. French Agilent Transferred Employees who hold such HP Options shall receive cash and/or additional Agilent Stock Options as reasonably determined by Agilent to provide a value which, when added to the value of such HP Options immediately after the Distribution Date, provides value that is substantially equivalent to the value of such HP Options immediately prior to the Distribution Date.

Australia
---------

     Notwithstanding anything in Section 7.2 to the contrary, and unless otherwise mutually agreed by HP and Agilent, before the Distribution Date HP shall offer Australian Agilent employees holding HP Options the opportunity to amend such HP Options so as to (i) waive the accelerated vesting and option cancellation that would otherwise occur under the HP Stock Plans in connection with the Distribution, and (ii) allow for the assumption of such HP Options in accordance with

Section 7.2(a). To the extent such Option holders do not elect such an assumption of their HP Options, such HP Options shall remain exercisable in accordance with the terms of the applicable HP Stock Plan.

Cliff Options
-------------

     A.   Definitions. For purposes of this Schedule 7.2(c), the following
          -----------
definitions shall apply:

          (i)   Agilent IPO Option. "Agilent IPO Option" means an option as
                ------------------
described in E below to purchase Agilent common stock granted pursuant to an Agilent Stock Plan on the IPO date in replacement of cancelled HP Cliff Options pursuant to C and D below.

          (ii)  Cliff Option. "Cliff Option," when immediately preceded by "HP,"
                ------------
means an option to purchase or receive, at the holder's election and subject to employment-based vesting and other conditions, HP common stock pursuant to a Stock Plan. When immediately preceded by "Agilent," "Cliff Option" means a similar option with respect to Agilent common stock.

          (iii) Post-February 11, 1999 Option. "Post-February 11, 1999 Option"
                -----------------------------
means an HP Cliff Option granted on or after February 12, 1999.

          (iv)  Pre-February 12, 1999 Option. "Pre-February 12, 1999 Option"
                ----------------------------
means an HP Cliff Option granted before February 12, 1999.

     B.   General Rule. Notwithstanding anything in Section 7.2 to the contrary,
          ------------
unless otherwise mutually agreed by HP and Agilent, unvested HP Cliff Options held by non-U.S. Agilent Employees shall, unless elected otherwise by such Employees as provided below, (i) in the case of Pre-February 12, 1999 Options, vest on the Distribution Date and remain exercisable for a period of three months thereafter (subject to the terms of the applicable HP Stock Plan), or
(ii) in the case of Post-February 11, 1999 Options, be assumed by Agilent in accordance with Section 7.2(a).

     C.   Employee Election -- Pre-February 12, 1999 Options. Before the IPO,
          --------------------------------------------------
each Agilent Employee with a Pre-February 12, 1999 Option shall be given the opportunity to elect, in lieu of B(i) above: (i) with respect to HP Cliff Options scheduled to vest on or after December 1, 1999, or the IPO date, if later, to cancel such HP Cliff Options in return for Agilent IPO Options; or
(ii) with respect to HP Cliff Options scheduled to vest on or after the Distribution Date, to have Agilent assume such HP Cliff Options in accordance with B(ii) above.

     D.   Employee Election -- Post-February 11, 1999 Options. Before the IPO,
          ---------------------------------------------------
each Agilent Employee with a Post-February 11, 1999 Option shall be given the opportunity to elect, in lieu of B(ii) above, Agilent IPO Options.

     E.   Agilent IPO Options. The value of an Agilent IPO Option shall be
          -------------------
substantially equivalent to the value of the cancelled HP Cliff Option to which it relates determined immediately before the IPO, such value to be reasonably determined by Agilent. Agilent IPO Options shall have a ten-year term and shall vest under circumstances substantially identical to the vesting conditions applicable to the corresponding HP Cliff Option.

     F.   Retirement. Notwithstanding the foregoing, Agilent Employees who
          ----------
retire before the Distribution Date holding HP Cliff Options will not be subject to the foregoing but shall instead continue to hold HP Cliff Options in accordance with the terms of the applicable HP Stock Plan.

                                 SCHEDULE 8.11
                                FRINGE BENEFITS


     Executive Physical Program

     Executive Financial Services

     Commuter Assistance Program

     On-Site workout facilities

     LifeWorks

                               SCHEDULE 10.12(a)

                             EMPLOYMENT LITIGATION

                              TRANSFERRED CLAIMS

Borbely, Daniel v. HP (98-0284), Employment Discrimination

Brown, Frances v. HP (92-0062), Employment

Carter, Kimberly v. HP (99-0001), Employment

Cirelli, Linda v. HP (99-0056), Employment Discrimination

Garrett, Terry v. HP (95-0028), Employment Discrimination

Maier, Craig v. HP (97-0097), Employment Discrimination

Reed, Robert v. HP (98-0296), Employment

Serino, Kimberly v. HP (98-0280), Employment Discrimination

Truong v. HP (98-0023), Employment

                               SCHEDULE 10.12(b)

                             EMPLOYMENT LITIGATION

                             JOINTLY DEFEND CLAIMS



                                    [None]